As filed with the Securities and Exchange Commission on July 27, 1999
                                                     SEC File No. 333-____

--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------
                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                        ---------------------------------

                         ALARON.COM HOLDING CORPORATION
                 (Name of Small Business Issuer in its charter)

          Delaware                         6200                  36-4274489
 ---------------------------      ------------------------     --------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                          822 West Washington Boulevard
                             Chicago, Illinois 60607
                                  312-563-8000
          (Address and Telephone Number of Principal Executive Offices)

                          822 West Washington Boulevard
                             Chicago, Illinois 60607
(Address of Principal Place of Business or Intended Principal Place of Business)

                               Steven A. Greenberg
                          822 West Washington Boulevard
                             Chicago, Illinois 60607
                                  312-563-8000
                            Facsimile - 312-850-2820
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
    GERALD L. FISHMAN, ESQ.                    ARTHUR DON, ESQ.
    BARTON J. SPRINGER, ESQ.                   STEPHEN R. CURTIS, ESQ.
    ADAM D. FISHMAN, ESQ.                      D'Ancona & Pflaum LLC
    Wolin & Rosen Ltd.                         111 East Wacker Drive, Suite 2800
    2 North LaSalle Street, Suite 1776         Chicago, IL   60601
    Chicago, IL  60602                         312-602-2000
    312-346-3600                               Facsimile - 312-602-3048
    Facsimile - 312-346-0464

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) or 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.
                       FACING SHEET CONTINUED ON NEXT PAGE

                          CONTINUATION OF FACING SHEET

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                   Proposed
Title of Each Class of            Amount               Proposed Maximum            Maximum                Amount of
Securities                        To Be                Offering Price Per          Aggregate              Registration
To Be Registered                  Registered (1)(2)    Security (2)                Offering Price (2)     Fee
============================================================================================================================
Common Stock                        1,500,000                $12.00                 $18,000,000           $5,310
----------------------------------------------------------------------------------------------------------------------------
Common Stock                         228,000 (3)             $12.00                  $2,736,000             $807
----------------------------------------------------------------------------------------------------------------------------
Underwriters' Warrants               150,000                  $.01                     $1,500                $1
----------------------------------------------------------------------------------------------------------------------------
Common Stock
Underlying Underwriters'             150,000                 $14.40                  $2,160,000             $637
Warrants
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                               $22,897,500            $6,755
============================================================================================================================

(1) Pursuant to Rule 416, there are also being registered such indeterminable number of additional securities which may be issued as a result of the anti-dilution provisions of the underwriters' warrants.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(3) Includes 225,000 shares to be sold in the event of exercise of the underwriters' over-allotment option and up to 3,000 shares to be sold by counsel for the Registrant.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      Subject to Completion, July 27, 1999

                       INITIAL PUBLIC OFFERING PROSPECTUS

                         ALARON.COM HOLDING CORPORATION
                        1,500,000 shares of common stock
                                $_____ per share


Alaron.com Holding Corporation                      We     provide     brokerage
822 West Washington Boulevard                       services to our customers in
Chicago, Illinois 60607                             futures   and   options   on
(312) 563-8000                                      futures  trading and related
                                                    products     and    services
The Offering                                        through  traditional methods
                                                    and  the   internet.   Since
                             Per Share  Total       1989, our subsidiary, Alaron
                                                    Trading   Corporation,   has
Public Offering Price . . . .$_____     $_____      provided   traditional  full
                                                    and  discount   futures  and
Underwriting Discounts . .   $_____     $_____      options on futures brokerage
                                                    and  other   services.   Our
Proceeds to us  . . . . . . .$_____     $_____      online  futures  and options
(before expenses)                                   on     futures     brokerage
                                                    services     are    provided
                                                    through  "Alaronline",   our
                                                    internet   trading   service
                                                    located   on  our   website,
                                                    www.alaron.com.

                                                    This is our  initial  public
                                                    offering.  No public  market
                                                    currently   exists  for  our
                                                    common stock.

                  Proposed American Stock Exchange Symbol: ACOM


         This offering involves a high degree of risk. You should purchase our shares only if you can afford a complete loss. You should carefully consider the risks you face beginning on page 5 before you invest.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We have entered into a firm commitment underwriting agreement with National Securities Corporation for the sale of the shares in this offering. Certain of our shareholders have granted to the underwriter a 45-day option to purchase from them up to an additional 225,000 shares of common stock to cover over-allotments.

         We expect that our initial offering price will be between $10 and $12. The underwriter expects to deliver the shares to purchasers on or about _________________, 1999.

                         NATIONAL SECURITIES CORPORATION

               The date of this Prospectus is ______________, 1999

                                     Summary

         This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that may be important to you. To fully understand this offering, you should carefully read the entire prospectus, including "The Risks You Face" and our financial statements. Unless otherwise indicated, all information in this prospectus (i) assumes no exercise of the underwriters' over-allotment option,
(ii) gives effect to the recent tax-free transfer to our holding company of 100% of the ownership of Alaron Trading Corporation, and 65% of the ownership of Limitup.com, Inc., by certain of our principal stockholders, and (iii) gives effect to a three-for-two stock split in June, 1999.

                                    About Us

         We provide brokerage services in futures and options on futures trading and related products and services through traditional methods and the internet. Despite our name, we are not solely an online brokerage firm which allows clients to trade futures directly over the internet. Since 1989, our subsidiary, Alaron Trading Corporation, has provided traditional full and discount brokerage on futures and options on futures assisting our clients with money management and trading discipline and providing other related services. Since September, 1998, through "Alaronline," our internet trading service located on our website, www.alaron.com, our clients have been directly trading futures and options on futures online quickly and simply and have had direct access to our proprietary online research.

         Alaron Trading Corporation is a registered futures commission merchant with the CFTC and a member of the NFA and is our principal source of revenue and operations. Through Alaron Trading, we offer a full range of brokerage services in commodity futures and options on futures. We maintain our headquarters in Chicago, Illinois, near the Chicago Mercantile Exchange and have branch offices in Pompano Beach, Florida, Northbrook, Illinois, San Francisco, California and Sparta, New Jersey. At these locations, we offer deep-discount, full-service, broker-assisted paper trading, system trading, managed futures accounts and online and internet brokerage services through our "Alaronline" service. We also offer educational services, ranging from basic market knowledge to money market strategies, and trading techniques. From advanced trading technology (fast page response and order reporting) and extensive research, quotes, charts and futures news, to ease of navigation, online account forms and special services, we believe we provide everything today's futures and options investor needs to trade with ease.

         In addition, we are in the process of creating a related internet resource center through our new "Limitup.com" venture. This online resource center will be a content web page providing information about the futures markets and industry as well as links to our "Alaronline" website. We also have an affiliated introducing broker called Greenstreet Discount Corp.

         Our mission is to be a leader in both traditional and online brokerage services, as well as related e-commerce in general. Our focus will be on advancing technology, research, execution and customer service. We continue to broaden our name recognition by marketing and enhancing our "Alaronline" website, www.alaron.com.

                               About The Offering


Common Stock Offered                  1,500,000 shares

Common stock to be outstanding
after this offering                   11,776,199 shares

Estimated Net Proceeds                $14,050,000

Use of  Proceeds                      We intend to use the net proceeds received
                                      from this offering
                                      to:

                                      o  provide additional regulatory capital
                                      o  obtain clearing membership status on at
                                         least one principal  commodity  futures
                                         exchange
                                      o  expand our marketing
                                      o  enhance    our    internet    brokerage
                                         operations
                                      o  provide  other  internet  products  and
                                         services o potential acquisitions
                                      o  increase working capital

The Risks You Face                    Investing in our shares is very risky. You
                                      should buy only if you can  afford to lose
                                      your   entire   investment.   You   should
                                      carefully consider  the risks  involved in
                                      investing  in  our  shares   beginning  on
                                      page 5.

Proposed AMEX Symbol                  ACOM
Underwriter's Representative          National Securities Corporation

       A public market for our common stock did not exist prior to this offering. We cannot assure you that any trading market for our common stock will develop, or even if developed, will continue to exist following this offering. You may have difficulty in reselling your common stock, and it is possible that you will not be able to resell at or above the price at which you buy it.

                     Summary Combined Financial Information

      The following tables set forth certain summary combined financial data of the Company. The summary combined statement of operations data for three months ended March 31, 1999 are derived from the pro forma Financial Statements of the Company, which have been derived from the historical financial statements of the Company and Alaron Trading Corporation. The financial statements for the periods indicated appear elsewhere in the Prospectus. The data in such tables should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and notes thereto, appearing elsewhere herein.

      The pro forma balance sheet data have been prepared assuming that the business combination and other events described in the footnotes below had occurred as of April 30, 1999. The pro forma statement of operations have been prepared as if the events described in the footnotes below had occurred at the beginning of the earliest fiscal year presented.

Statement of Operations
Data:

                                                Historical
                                           Alaron Trading Company                           Pro Forma
                       ----------------------------------------------------------            Combined
                              Nine Months Ended                  Year Ended                Three Months
                          -----------------------         -----------------------              Ended
                          4/30/99         4/30/98         7/31/98         7/31/97             3/31/99
                          -------         -------         -------         -------             -------
Total Revenues         $8,988,258     $10,098,413     $13,509,158    $ 12,304,594           $3,222,243
Net Loss                ($559,422)    ($1,095,022)    ($1,437,684)      ($953,322)           ($155,712)
Net Loss per Share        ($ 0.28)        ($ 0.61)       ($  0.74)        ($ 0.53)             ($ 0.01)
Weighted Average
Shares Outstanding      1,976,285       1,800,000       1,932,214       1,800,000           11,801,699


Balance Sheet Data:             April 30, 1999
                     -----------------------------------------------------------
                                  Historical
                      --------------------------    Pro-Forma
                      Alaron Trading  Alaron.com     Combined   As Adjusted (1)
                        -----------   ----------   -----------   -----------
Total Assets            $24,597,285         --     $28,438,507   $42,488,507
Subordinated Debt       $ 1,100,000         --     $ 1,100,000   $ 1,100,000
Total Liabilities       $23,622,646         --     $22,522,646   $22,522,646
Shareholders Equity     $   974,639         --     $ 4,815,861   $18,865,861

--------------------------------
(1) Adjusted to give effect to the sale of 1,500,000 shares in this offering at an assumed initial public offering price of $11.00 per share and the initial application of the net proceeds therefrom.

                               The Risks You Face

We have experienced operating losses during each of our last two fiscal years (and earlier) which may continue in the future.

     In the past, we have been adversely affected by a variety of factors, such as variations in the volume of futures and options trading and changes in interest rates. These factors have resulted in operating losses for the past three years. Low trading volume and lack of price volatility generally means that we receive less commissions from our customers. Interest earned on customer deposited funds can be a material portion of our revenues. Therefore, lower interest rates means that we earn less on customer deposited funds. This results in us having fluctuations in our results of operations since many of our costs are fixed.

We depend on Joel W. Greenberg, Steven A. Greenberg, Barry Issacson, Carrie A. Greenberg and Michael A. Greenberg and the loss of any of their services could harm our business.

     We believe that our success depends to a significant degree on the continued services of our senior management team of our Chairman, Joel W. Greenberg, our President, Steven A. Greenberg, our Executive Vice-President, Barry Issacson, our Executive Vice-President and Secretary-Treasurer, Carrie A. Greenberg, and our Chief Technology Officer, Michael A. Greenberg. Our business could be materially adversely affected if any of these persons were unable or unwilling to continue serving us. We have employment agreements with each of these individuals. Competition for key personnel and other highly qualified technical and managerial personnel is intense. The loss of the services of any of these individuals or the inability to identify, hire, train and retain other qualified personnel in the future could harm our business.

We rely heavily on electronic systems and third party providers and systems failures could harm our business.

     We rely heavily on a number of electronic systems including the internet and the telephone as well as third party providers to generate new business, receive and process trade orders and conduct our e-commerce business. While we have not experienced any major problems in the past, heavy stress, system failures, or problems with third party providers of "back office" computer services could cause our systems to operate at unacceptably slow speeds or fail altogether. In addition, since there are a very limited number of "back office" system providers in the industry, replacement "back office" resources are limited if our current provider experiences system failures or other related problems. This could cause delays in processing customers' orders which could result in substantial losses for our customers, which in turn, could subject us to customer claims for losses.

Any possible compromises of our systems or security could harm our business.

     The secure transmission of confidential information over public networks is a critical element of our operations. To the best of our knowledge, to date, we have not experienced any security breaches in the transmission of confidential information. Moreover, we continually evaluate advanced encryption technology to try to ensure the continued integrity of our systems. However, we cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms we and our vendors use to protect client transaction and other data. Any compromise of our systems or security could harm our business.

We rely on E.D.&F. Man, Inc. for clearing purposes and termination of our agreement with E.D.&F. Man, Inc. or increased clearing costs could harm our business.

     Because we are not currently an exchange clearing member, we do not clear trades for our customers. Instead, we pay E.D.& F. Man,Inc., a competitor of the Company, to do so. By virtue of our clearing agreement with E.D.&F. Man, Inc., we are dependent on the operational capacity and the ability of E.D.&F. Man, Inc. for the orderly processing of transactions. Termination of this agreement could harm our business. We attempt to cover our clearing costs with our commission fees charged to our customers. Also, we have agreed to indemnify E.D.&F. Man, Inc. for claims, suits, actions, or any other proceedings relating to our customers. However, if our clearing costs are increased and we are unable to also increase our commission rates, our profitability would be adversely affected. Although we currently plan on becoming a clearing member, we cannot assure you that we will be successful in doing so.

Margin calls to our customers which are not met could have a materially adverse effect on our net capital.

     We require our customers to deposit funds to meet margin requirements, which functions at a partial performance bond to assure the customer's performance of a futures contract. When the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, we will make a margin call to the customer which, if not met, allows us to liquidate the customer's position. Since we will be required by our clearing firm to make up any deficits, margin calls which are not met could have a materially adverse effect on our net capital. Our margin requirements are equal to or greater than exchange minimum levels.

Failure to comply with net capital requirements could subject us to suspension or revocation by the CFTC or expulsion by the NFA.

     The CFTC, the NFA and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by futures commission merchants. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the CFTC and suspension or expulsion by the NFA and other regulatory bodies and ultimately could require our liquidation. We have never violated our minimum net capital requirements, but on two occasions we provided the NFA and CFTC with early warning reports that we needed additional capital. In those reports, we disagreed with the need for the early warning. In addition, a change in the net capital rules, the imposition of new rules or any unreasonably large charge against net capital could limit our operations that require the intensive use of capital, such as the financing of client account balances. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could harm our business.

There are significant risks to our business inherent in expanding our online services to include new businesses in the e-commerce area.

     We have recently expanded our traditional futures and options brokerage services to include online brokerage services. In addition, we intend to expand our online products and services to include services and products other than brokerage related ones including an online financial bookstore and financial software and data sales. If we are unable to manage this growth effectively or enter into new markets, our results of operations could be materially adversely affected. To be successful in our e- commerce business, we must continually adapt to technological advances. Hiring the appropriate people and updating computer equipment and software to stay current with these changes places significant demands on our administrative, operational and financial resources. Updating our technology may result in less rigorous testing of our systems, which could lead to performance problems.

Mistakes on orders or "rogue brokers" could harm our business.

     There is a great deal of risk involved in trading futures and options contracts. If a customer is unable to satisfy losses which he or it incurs, or if we make a mistake on an order, we may be obligated to bear the burden of these losses. Such losses could be very large and could materially adversely affect us or even compromise our ability to conduct our business. Although we maintain a pro-active risk management program in an attempt to identify customers accounts that may involve an unacceptable risk to us and we maintain controls in an attempt to prevent mistakes, we cannot assure you that we will be successful in protecting against such trading losses.

     We are also responsible for supervising our brokers in their dealings with customers. As a result, we may be obligated to cover losses in a customer's account caused by the improper trading activity of a broker. While we have a rigorous compliance program, we cannot assure you that we will be able to always identify the occasional "rogue broker" and that could lead to customer complaints and our incurring substantial losses.

Greater resources of our competitors could put us at a competitive disadvantage that could ultimately harm our business.

     We compete with many other businesses, many of which offer a broader range of financial services and have substantially greater resources and operating efficiencies than us. We are often at a disadvantage in competing with these companies. The number of customers actively engaged in futures and options trading is relatively small compared to those that trade stocks and bonds. This results in intense competition among futures brokerage firms, and our relative lack of resources may prevent us from successfully competing.

     The market for online futures brokerage services is relatively new, however, we expect it to evolve rapidly and become intensely competitive in the future. While presently our competition in the electronic futures brokerage market is relatively small, there are few barriers to entry into this market by current online securities brokerage firms such as E*Trade Group, Inc. and Charles Schwab Corporation.

     The electronic commerce market is also intensely competitive. We expect this competition to continue to intensify in the future.

Our failure to obtain or maintain AMEX listing could harm our common stock and your ability to sell it.

     We submitted our application to have our common stock listed to trade on the American Stock Exchange. If we are unable to satisfy the entry standards for listing, or even if our common stock is listed but we are unable to satisfy AMEX's standards for continued listing, any trading in our common stock could be conducted in the over-the-counter market or in the so-called "pink sheets". This would result in it being more difficult for you to sell our common stock and could result in lower market prices and larger spreads between the bid and ask prices for our common stock.

We may not be prepared for the Year 2000 or third-parties on which we rely may not be prepared which could harm our business.

     Because we depend to a very substantial degree upon the proper functioning of our computer systems, a failure of our systems to be Year 2000 compliant could harm our business. Failure of this kind could, for example, cause settlement of trades to fail, lead to incomplete or inaccurate accounting, recording or processing of trades in futures and options on futures, result in generation of erroneous results; or give rise to uncertainty about our exposure to trading risks and our need for liquidity. If not remedied, potential risks include business interruption or shutdown, financial loss, regulatory actions, reputational harm and legal liability.

     In addition, we depend upon the proper functioning of third-party computer and non-information technology systems. If third parties with whom we interact have Year 2000 problems that are not remedied, we could have the following problems:

     o in the case of vendors, a disruption of important services upon which we depend, such as telecommunications and electrical power;

     o in the case of third-party data providers, we could receive inaccurate or out-of-date information that would impair our ability to perform critical data functions;

     o in the case of financial intermediaries such as exchanges and clearing agents, we could experience failed trade settlements, an inability to trade in certain markets and disruption of funding flows;

     o in the case of banks and other lenders, our capital flows could be disrupted, potentially resulting in liquidity stress; and

     o           in the case of  counterparties  and  customers,  we could  have
                 financial  and  accounting   difficulties   for  those  parties
                 exposing us to increased credit risk and lost business.

     Disruption or suspension of activity in the world's financial markets' computer oriented systems due to Year 2000 problems is also possible. Also, uncertainty about the success of our efforts to fix or limit these problems generally may cause many market participants to reduce their market activities temporarily as they assess the effectiveness of our efforts during our "phase-in" of increased online activities. We may face a general reduction in trading, other market activities, lost revenues and reduced funding availability in late 1999, and early 2000. We cannot predict the impact this may have on our business.

     Investing in our common stock is very risky. You should not buy our common stock unless you can afford to lose your entire investment. You should carefully consider the preceding risks and the other information in this prospectus before reaching your decision to buy our common stock. These risks are not the only ones we face. Additional risks that generally apply to publicly traded companies and companies in our industry, that we have not yet identified or that we think are immaterial may also impair our business operations. Our business operating results and financial condition could be adversely affected by any of the preceding risks. The trading price of our common stock could decline due to any of these risks. You could lose all or part of your investment. You should also refer to the other information set forth in this prospectus, our financial statements and the related notes.

                           Forward Looking Statements

     We have included in this prospectus forward-looking statements within the meaning of the federal securities laws. These are statements about our expectations, beliefs, intentions or strategies for the future. You will be able to identify these types of statements since they are indicated by words or phrases such as "anticipate", "expect", "intend", "plan", "will", "we believe", "the company believes", "management believes" and similar language. In addition, such statements are subject to certain risks, uncertainties and assumptions which we explain more fully in each particular case. We base our forward-looking statements on our current expectations and on information currently available to us. Our actual results may differ materially from the results that we have anticipated in the statements. We will not update these statements.

     In this prospectus, unless it appears otherwise from the context in which it is used, the "Company", "Alaron.com", "Alaron", "we", "us" and "our" refers to Alaron.com Holding Corporation and its wholly-owned subsidiary, Alaron Trading
Corporation.

                         Alaron.com Holding Corporation

     We were incorporated in Delaware in December, 1998. Our principal executive offices are located at 822 West Washington Boulevard, Chicago, Illinois 60607, and our telephone number is (312) 563-8000. Our world wide website address is www.alaron.com. Information contained in our website should not be considered part of this prospectus.

     Alaron Trading was originally organized in 1989 to provide brokerage services in futures and options on futures. In April, 1999, we effected a tax-free transfer of 100% of the ownership of Alaron Trading and 65% of the ownership of Limitup.com, Inc. to Alaron.com Holding Corporation.

                                 Use of Proceeds

     We will receive approximately $14,050,000 from the sale of 1,500,000 shares of common stock at the assumed initial offering price of $11.00 per share. We will not receive any proceeds if the underwriter's over-allotment option shares are sold. Steven A. Greenberg, Joel W. Greenberg, Michael A. Greenberg and Carrie A. Greenberg have each granted to the underwriter, on a pro rata basis, the option to purchase the shares of common stock to cover over-allotments. These amounts represent the net proceeds after deducting underwriting discount, underwriter's non-accountable expense allowance and additional estimated offering expenses payable by us and estimated to be $400,000. We expect to use the net proceeds substantially as follows:

                                                        Approximate  Approximate
                                                        Amount        Percentage
                                                       -----------   -----------

Expansion of Marketing (1)                             $ 1,500,000         11%
Website Enhancement and Programming (2)                $   750,000          5%
Potential Acquisitions (3)                             $ 1,000,000          7%
Regulatory Capital (4)                                 $ 5,000,000         36%
Working Capital and General Corporate Purposes (5)     $ 5,800,000         41%

Total                                                  $14,050,000        100%
                                                       ===========        ====

-----------

(1) Represents costs associated with a national marketing and advertising campaign, including advertisements in national newspapers and trade publications and on the internet, as well as salaries of personnel engaged in these activities.
(2) Represents amounts to be used to enhance our website and complete the programming to allow for more efficient execution of transactions over the internet, including the acquisition of additional computer equipment and software.
(3) We are continually evaluating potential acquisitions to provide our clients with the best possible service and products. Currently, we have no understandings, commitments, arrangements or agreements with respect to any pending or contemplated transaction.
(4) Represents amounts we will maintain in relatively liquid form as part of the net capital we are required by the NFA to maintain.
(5) Represents amounts to be used for, among other things, salaries, occupancy expenses and recruiting of employees.


         The amounts set forth in the Use of Proceeds are our best estimate and merely indicate our proposed use of proceeds. They cannot be precisely calculated. They are based upon our present plans and our anticipated future revenue and expenditures. Although we have tentatively allocated the net proceeds from this offering for various uses, these projected expenditures are merely estimates and approximations and are not firm commitments by us. Accordingly, we have broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changing circumstances and opportunities. Actual expenditures may vary substantially from these estimates depending upon many factors, such as additional print and electronic media advertising and expansion of various activities in the futures brokerage business through internal growth or acquisition.

         We believe that the proceeds of this offering combined with the cash flow from our operations will be sufficient for our planned operations for at least 12 months following the date of this prospectus. If our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this offering otherwise prove to be insufficient to implement our business plans, we may need to seek additional funds through loans or other financing arrangements as a result of regulatory capital or other requirements. We currently do not have any such arrangements, nor do we contemplate any. If or when the need arises, we may not be able to obtain additional funds or, if obtained, the financing may not be on terms favorable to us.

         Pending use of the proceeds from this offering, we may invest all or portion of such proceeds in short-term bank certificates of deposit, U.S. Government obligations, money market investments and short-term investment grade securities.

                                 Dividend Policy

         We have never paid dividends on our common stock and do not intend to pay dividends in the foreseeable future. We intend to retain any earnings we may have to finance the development and expansion of our business. Our board of directors decides when dividends are to be paid. This decision is based upon many factors, such as the Board's assessment of the financial condition of the Company, its earnings, need for funds, capital requirements and applicable laws and regulations. Accordingly, we cannot assure you that dividends of any kind or amount will ever be paid in the future. If you need immediate or future income by way of dividends, you should not purchase our securities.

                                    Dilution

         Net tangible book value per share is our total tangible assets minus our total liabilities and divided by the number of shares of common stock outstanding. Dilution is the difference between the price per share of common stock to be paid by new investors and the net tangible book value per share as of April 30, 1999, after giving effect to our recent private placement overseas and to this offering. At April 30, 1999, the net tangible book value of the common stock was $4,815,861 in the aggregate, or $.47 per share. This includes the effect of the issuance of 1,382,916 shares (including 434,466 shares issued as commissions) in our recent private placement in Europe (at an average of approximately $2.77 per share which resulted in net cash proceeds to us of $3,841,222). After completion of the issuance of 1,500,000 shares offered hereby (at the assumed initial public offering price of $11.00 per share, resulting in estimated net proceeds of $14,050,000 after deducting underwriting discounts and estimated offering expenses), the pro forma net tangible book value of the common stock as of April 30, 1999, would have been $18,865,861 in the aggregate, or $1.60 per share. This represents an immediate increase in net tangible book value of $1.13 per share to the original stockholders and an immediate dilution per share of $9.40, or 85%, to new investors in this offering.

         The following table illustrates the foregoing dilution to investors on a per share basis:
                                                           Amount (1)
                                                           ----------
Assumed Initial public offering price per share(2)                        $11.00
     Net tangible book value per share before
         private placement and offering                    $0.11
    Pro forma net tangible book value per share
         after private placement before public offering    $0.47
    Pro forma increase in net tangible book
         value per share after public offering             $1.13
                                                           -----
Adjusted pro forma net tangible book value
         per share after offering                                        $  1.60
                                                                         -------
Dilution per share to public investors                                   $  9.40
                                                                         =======
----------------------------------
(1) Does not reflect (i) the issuance of up to 150,000 shares of common stock on exercise of the Underwriters' Warrants and (ii) the reservation of 1,050,000 shares of common stock available for issuance under our stock option plans.
(2) Offering price before deduction of Underwriters' discounts and commissions and before deduction of estimated expenses of the offering.

         On conclusion of this offering, investors in this offering will own 1,500,000 (approximately 13%) of the issued and outstanding shares of common stock, for which they will have paid $16,500,000 or $11.00 per share. This compares with 10,276,199 shares of common stock held by our original and pre-offering shareholders, for which they have paid an aggregate consideration of only $4,815,861, or $.47 per share, and which will constitute approximately 90% of the outstanding shares of common stock following this offering. If the underwriters exercise the entire over-allotment option, our pre-offering shareholders will own approximately 87% of our outstanding shares.

                                 Capitalization

         The following table sets forth the subordinated debt and the capitalization of the Company as of April 30, 1999, and on a pro forma basis as adjusted to give effect to our recent European private placement and the sale of the shares we are offering by this prospectus at an assumed initial public offering price of $11.00 per share and the initial application of the net proceeds as described under "Use of Proceeds." You should read the information in this table together with our financial statements and notes which begin on Page F-1 of this prospectus.

                                        Alaron.com         Pro-Forma
                                       April 30, 1999    Combined(1)(2)     After Offering(1)(2)(3)
                                       --------------     -------------     -----------------------
Subordinated debt                      $----              $ 1,100,000           $ ----

Shareholder's equity:
 Preferred stock; $.01 par
   value, 10,000,000 shares
   authorized; no shares
   outstanding                         $----              $ ----                $ ----

 Common stock; $.01 par value,
    30,000,000 shares  authorized;
    8,893,275 shares issued
    and outstanding; 11,776,199
    shares after offering(4)           $ 88,933 (4)       $   102,762 (4)       $   118,017 (4)

 Common stock Subscription             $(59,289)          $ ----                $ ----

Additional paid-in capital(2)          $(29,644)          $ 9,908,388           $23,943,133

Retained earnings (deficit)            $----              $(5,195,289)          $(5,195,289)

Total Shareholders'
Equity (deficit)                       $----              $ 4,815,861           $18,865,861

Total Capitalization                   $----              $ 5,915,861           $18,865,861

(1) Does not reflect (i) the issuance of up to 150,000 shares of common stock on exercise of the Underwriters' Warrants and (ii) the reservation of 1,050,000 shares of common stock available for issuance under our stock option plans.
(2) Includes an estimated $3,841,222 in net cash proceeds from the recent European private placement of 948,450 shares of common stock at $4.50 per share and the issuance of an additional 434,466 shares of common stock to the distributor of that placement (for a total of 1,382,916 shares at an average of approximately $2.77 per share).
(3) Adjusted to reflect the sale of 1,500,000 shares of common stock in this offering at the assumed initial public offering price of $11.00 per share and the application of the net proceeds therefrom (after deducting the underwriting discount, non-accountable expense allowance and the estimated expenses of this offering).
(4)      Number of shares also reflects the  3-for-2 stock split in June,  1999.

                      Management's Discussion and Analysis
                Of Financial Condition and Results of Operations

Overview

         We provide brokerage services in futures and options on futures brokerage trading and related products and services through traditional methods and the internet. We offer our services 24 hours a day, 365 days a year.

         Our revenues consist principally of transaction revenues, which include brokerage commissions and interest. Brokerage commissions are generated through customer trades through our full service retail and discount operations. We have begun to generate commission revenues from our internet operations through our "Alaronline" trading platform located at our website, www.alaron.com. Interest revenues are generated by customer funds on deposit with us. The amount of interest earned on these funds is dependent on the amount of customer funds and interest rates.

         We have experienced substantial growth in annual revenue since our inception. Although increases in the overall activity in the futures and options markets have contributed to our growth, we believe that the growth has also been the result of our successful advertising campaigns which have brought us increased recognition. We have attempted to shift the focus of our advertising consistent with the growth of the internet and online trading.

Results of Operations (Fiscal Year)

         Alaron.com Holding Corporation was organized in December, 1998. Our wholly-owned subsidiary, Alaron Trading Corporation, has been in business since 1989. The following table summarizes, for the periods indicated, our wholly-owned subsidiary's operating results for each of the periods indicated, and the increase (or decrease) by item as a percentage of the amount for the prior period:

                                   Alaron Trading Corporation
                                   --------------------------
                                 Year Ended          Year Ended      Percentage
                               July 31, 1997       July 31, 1998      Increase
                                   ($000's)           ($000's)       (Decrease)
                                   --------           --------       ----------
REVENUES:
Commissions                        $ 11,046           $ 12,054           9
Interest                              1,149              1,341          17
Other                                   110                114           4
                                   --------           --------
TOTAL REVENUES                     $ 12,305           $ 13,509          10

EXPENSES:
Brokers' Commissions               $  5,669           $  5,530          (2)
Employee Compensation                 2,167              2,358           9
Clearing Costs                        2,040              2,552          25
Additional Compensation
    to Service Debt                     633                658           4
Communications                          538                550           2
Advertising                             531                609          15
Errors, Bad Debt, Arbitrations          445                697          57
Computers                               458                688          50
Occupancy & Equipment Rental            263                423          61
Other Expenses                          514                764          49
                                   --------           --------
TOTAL EXPENSES                     $ 13,258           $ 14,947          13

NET LOSS:                          $  (953)           $(1,438)          51

Revenues

         Commission revenues increased 9% in 1998, to $12,054,000 from $11,046,000 in 1997, as result of an increase in trading volume. For fiscal 1998, trading volume reached a record level of 650,000 contracts, a 23% increase over the 530,000 contracts traded during fiscal 1997. These increases were largely due to advertising expenditures, which directly correlate to customer leads which, in turn, lead to new accounts and increased commissions. Interest revenues increased 17% from $1,149,000 to $1,341,000 due to increases in customer funds on deposit with us during the period.

Losses

         We had a net loss of $1,438,000 in fiscal 1998, as compared to $953,000 in fiscal 1997. This 18% increase in net losses was attributable in part to employee compensation paid to additional personnel hired. This net loss was also attributable to the additional compensation that was paid to our principal shareholders to service personal debt that was used to contribute capital to the Company. This debt has since been refinanced and the additional compensation for fiscal 1999, and the years thereafter, should be approximately $542,000 until repaid in 2004, or prepaid before then.

Compensation

         Employee compensation, other than the additional compensation paid to our principal shareholders described above, increased 9% from $2,167,000 in fiscal 1997, to $2,358,000 in fiscal 1998, to accommodate the additional personnel needed to service the 9% increase in revenues and the 23% increase in trading volume.

Commission Expense

         The commission expense paid by us to our individual brokers decreased 2% in 1998 to $5,530,000 from $5,669,000 in 1997. The reduction resulted principally from an increase in the use by our active trading clients of our discount brokerage services which have lower commission rates than the commissions paid to the brokers for retail brokerage services.

Clearing Costs

         Clearing costs increased 25% in fiscal 1998, from $2,040,000 in 1997, to $2,552,000. The substantial increase in the volume of contracts traded led to this increase in clearing costs. We plan to become a clearing firm though we can't assure that we will be approved as a clearing member firm. If we are approved as a clearing member, we will incur significant nonrecurring costs associated with training employees to perform the functions of a clearing firm. We will also incur recurring personnel costs for additional employees to perform the functions of a clearing firm. However, we expect that these one-time expenditures will ultimately lead to lower, long term clearing costs in the future.

Advertising

         Advertising expense in fiscal 1998, increased 15% to $609,000 from $531,000 in fiscal 1997. Management believes that advertising has been the principal component of our growth and, accordingly, has continued to spend funds on marketing and advertising. Advertising expenditures directly affect the number of leads generated by us and, in turn, the number of new customers and ultimately the amount of our total commission revenues. We have, however, refocused our advertising expenditures in areas which we believe will be more effective. These areas include new publications, target banner advertising on the internet and selected television programs and channels. In addition, we have revamped our website in order to make it more attractive to those with an interest in futures and options.

Errors, Bad Debt Expense, Arbitration Costs

         Errors, bad debt expense and arbitration costs increased 57%, from $445,000 in fiscal 1997, to $697,000 in fiscal 1998. Extreme stock market volatility in late 1997, resulted in unusually large debits for three clients of one of our Introducing Brokers. The broker and clients involved have been making payments to the Company which are expected to continue until the debits are repaid in full. The Company has hired additional margin clerks and improved its risk management systems to prevent recurrence of these events. As a result, errors, bad debt expense and arbitration costs have decreased during the first nine months of fiscal 1999. The Company has also hired an in-house attorney to work on collection of customer deficit and debit balances.

Occupancy and Equipment Expenses

         Occupancy and equipment expenses increased 62% from $263,000 in 1997, to $465,000 in 1998, due principally to the expense of opening and operating a branch office in Florida, as well as the acquisition of new equipment and hardware systems in our Chicago headquarters.

Computer Related Expense

         The computer expense in fiscal 1998, increased 50% to $688,000 from $458,000 in fiscal 1997. The additional expenses in 1998, included maintenance and upgrading of back office data processing systems as well as other technology-related infrastructure expenses. For example, while we are currently in the process of expanding further our computer network to include our branch offices, in 1998, we built a local area network for our Chicago headquarters, prepared for online trading operations, updated software, and enhanced our homepage www.alaron.com, all of which contributed to the increase in computer expense.

Results of Operations (Interim Periods)

         The following table sets forth certain Alaron Trading Corporation unaudited financial data for the nine months ended April 30, 1999, and 1998. In the opinion of management, the unaudited information set forth below has been prepared on the same basis as the audited information and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth. The operating results for any interim period are not necessarily indicative of results for any future period.

                                     Nine Months      Nine Months
                                        Ended            Ended        Percentage
                                    April 30, 1998   April 30, 1999    Increase
                                        ($000's)       ($000's)       (Decrease)
                                        --------       --------        --------
REVENUES:
Commissions                             $  8,995       $  8,174              (9)
Interest                                   1,043            713             (32)
Other                                         60            101              68
                                        --------       --------        --------
TOTAL REVENUES                          $ 10,098       $  8,988             (11)

EXPENSES:
Brokers' Commissions                    $  4,164       $  3,696             (11)
Employee Compensation                      1,716          1,702              (1)
Clearing Costs                             1,970          1,365             (31)
Additional Compensation
    to Service Debt                          523            151             (71)
Communications                               418            427              (2)
Advertising                                  459            516             (12)
Errors, Bad Debt, Arbitrations               486             40          (1,200)
Computers                                    471            433              (8)
Occupancy & Equipment Rental                 205            401              96
Interest Expense                              80             93              16
Other Expenses                               701            724               3
                                        --------       --------        --------
TOTAL EXPENSES                          $ 11,193       $  9,548             (17)

NET LOSS:                               $ (1,095)      $   (560)            (49)


Revenues

          Commission revenues decreased 9% from $8,995,000 in the nine month period ended April 30, 1998, to $8,174,000 during the same period in 1999. The decrease in revenue was a result of our shift in focus from traditional brokerage services to the internet. Advertising expenditures as a whole increased 12% from $459,000 for the nine month period ended April 30, 1998, to $516,000 for the same period in 1999, while our advertising on traditional brokerage services decreased. Beginning in 1999, we began including internet advertising as a major focus.

Since November, 1998, our website traffic has increased more than 2000%. Our monthly revenues from the website have increased to approximately $130,000 during June, 1999. New trading accounts have increased substantially as a result of internet marketing and online trading.

          Interest revenues decreased 32% from $1,043,000 to $713,000 due to decreases in interest rates and lower levels of customer funds on deposit. Subsequent to the end of the period, customer funds on deposit have again begun to increase due to the growth in online trading.

Losses

          Net loss decreased 49% to $559,000 in the nine month period ended April 30, 1999, from a net loss of $1,095,000 for the same period in 1998. This decrease was attributable to the refinancing of individual indebtedness of certain of our principals which reduced the additional compensation paid to them.

Compensation

          Additional compensation that was paid to our principal shareholders to service personal debt that was used to contribute capital to the Company decreased 71% from $523,000 in the nine months ended April 30, 1998, to $151,000 during the same period in 1999, because the principals refinanced their individual indebtedness to provide for interest payments instead of amortizing the outstanding principal. The decreased debt service required lower payments by the principals and, therefore, we were able to lower the additional compensation paid to the principals.

Commission Expense

          Commission expenses decreased 11% from $4,164,000 in the nine month period ended April 30, 1998, to $3,696,000 during the same period in 1999, due to the decrease in trading volume. This decrease is generally consistent with the 9% decrease in commission revenues.

Clearing Costs

          Clearing costs decreased 31% from $1,970,000 in the nine months ended April 30, 1998, to $1,365,000 during the same period in 1999. This decrease occurred because of lower trading volume and reduced clearing costs from our clearing firm, E.D.&F. Man, Inc., and the reduced costs associated with online transactions versus transactions conducted in the traditional manner.

Communication Expense

          Communications expense increased 2% from $418,000 in the nine month period ended April 30, 1998, to $427,000 during the same period in 1999. As internet and online trading activities through our website continue to grow, there is a shift from traditional voice communication expense to internet related communication expense.

Errors, Bad Debt Expense, Arbitration Costs

          Errors, bad debt and arbitration expenses declined 1,200% from $486,000 in the nine month period ended April 30, 1998, to $40,000 during the same period in 1999. The decrease resulted from more rigorous compliance activities, and more efficient risk management systems, some of which is related to online trading, and the adequacy of the bad debt allowance during the nine month period ended April 30, 1999
 .

Occupancy and Equipment Rental

          Occupancy and equipment rental was up 96% from $205,000 in the nine month period ended April 30, 1998, to $401,000 during the same period in 1999, due to added branch offices in New Jersey and California and upgraded computer equipment leases.

Other Expenses

          Other expenses increased 3% from $701,000 in the nine month period ended April 30, 1998, to $724,000 during the same period in 1999. This increase was largely due to increases in accounting and legal fees associated with capital raising activities, as well as consulting expenses associated with website development and online trading infrastructure.

Liquidity and Capital Resources

          We are subject to the minimum net capital requirements of the CFTC and the NFA and will be subject to similar requirements of any futures exchange of which we may become a clearing member. These regulations require registered futures commission merchants to maintain minimum net capital based on a percentage of client segregated funds. We have experienced a substantial expansion in our business, and the related amount of client segregated funds has increased. Accordingly, the minimum net capital we are required to maintain has also increased. We have historically satisfied our need for additional funds from internally generated profits, and more recently, from capital contributions from our principal shareholders and subordinated loans. Subordinated loans are traditional promissory notes that conform to NFA standards and are, by agreement with the lender, subordinated to the claims of all other creditors. Due to the fact that these loans are subordinated and that they contain certain prepayment and repayment restrictions, CFTC and NFA rules permit us to consider our subordinated loans as part of our net capital. We intend to repay the subordinated loans as they reach their maturity. We also recently completed a European private placement of shares of our common stock. With the completion of this initial public offering, we will further expand our equity capital base. This will enhance our liquidity and our ability to meet our net capital requirements.

          Cash and cash equivalents at April 30, 1999 were $1,902,083 as compared to $2,204,678 at April 30, 1998. Working capital at April 30, 1999 was $1,845,165 as compared to $2,916,693 at April 30, 1998. Our ratio of current assets to current liabilities was 1.08 to 1.00 at April 30, 1999, compared to
1.11 to 1.00 at April 30, 1998.

          Pursuant to the CFTC's minimum financial requirements, we are currently effectively required to maintain net capital of the greater of $375,000 or 7% of customer funds required to be segregated under the Commodity Exchange Act, as amended. At April 30, 1999, we had net capital of $1,809,312, which was $781,608 in excess of our minimum financial requirements.

          Net cash used by operating activities was $802,286 at April 30, 1999 and $1,496,426 at April 30, 1998. The decrease in cash flow used by operating activities was primarily the result of a decrease in funds receivable from our clearing broker at April 30, 1999 of $94,442 compared to an increase of $2,556,803 at April 30, 1998.

          Net cash provided by financing activities was $178,948 at April 30, 1999, compared to $1,369,193 for the same period in 1998. The decrease in cash flows from financing activities was a result of a $100,000 subordinated loan received in 1999 compared to a $1,000,000 loan received in 1998.

          Based on currently proposed plans and assumptions relating to the implementation of our current plans, we believe that the proceeds of this offering, combined with cash flow from operations, will enable us to fund our planned operations for a period of at least 12 months from the date of this prospectus. However, we cannot assure you that we will realize sufficient cash flow from operations. If not, or if our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this offering otherwise prove to be insufficient to implement our business plans, we may require additional financing and may seek to raise funds through subsequent equity or debt financings or other sources. If we need additional funds, they may not be available in adequate amounts or on acceptable terms. If funds are needed but are not available, our business would be harmed.

          We presently anticipate that we will incur capital expenditures of approximately $100,000 through the fiscal year ended July 31, 1999. These expenditures will be primarily for acquisition of computer equipment and software development to increase the number of users capable of accessing our systems and continue to enhance our worldwide website, as well as Year 2000 readiness.

Year 2000 Compliance

          Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. This could result in system failures or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. As a result, the software and computer systems of many companies may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. Furthermore, the trading or purchasing patterns of customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. Any failure by us to make our systems or products Year 2000 compliant could affect our ability to provide or get paid for our services. This could also lead to an increase in the allocation of resources to address Year 2000 problems of our customers without additional revenue commensurate with such dedication of resources, or an increase in litigation costs relating to losses suffered by our customers due to such Year 2000 problems.

          We have conducted a review of our internal computer systems to identify the systems that could be affected by the Year 2000 issue and to develop a plan to resolve any issues. While we have completed substantially all of the testing required on our internal network, including our accounting, management, back office and operating systems, said testing is not finished completely. As a result, we are still in the process of upgrading and replacing certain software and computer systems in use by our firm. Nevertheless, we have determined that we will not be required to materially modify or replace our information and non-information technology systems to properly recognize and utilize dates beyond December 31, 1999. We presently believe our network and operating systems will be Year 2000 compliant within the requisite time. However, even if these changes are successful, failure of third parties, to which we are financial or operationally linked, to address their own system problems could have a material adverse effect on us. Furthermore, the investing and trading patterns of clients may be affected by Year 2000 issues as clients become concerned about the Year 2000 issue and the effect it will have on the U.S. and international stock markets and the securities industry generally. Changes in these patterns may harm our business.

          We continue to monitor and review the Year 2000 issue and, as appropriate, modify or replace the software (and replace some hardware) in our computer systems in our main and branch offices. We continue to monitor our own internal systems to prepare for Year 2000 compliance. Our testing is expected to involve major market participants, including competing firms and financial intermediaries, such as stock exchanges and clearing agencies that are prominent in the U.S. We have also initiated communications with counter-parties, intermediaries and vendors with whom we have important financial and operational relationships to determine the extent to which they are vulnerable to the Year 2000 issue. We have not yet received sufficient information from these parties about their remediation plans to predict the outcome of their efforts.

          To date, Year 2000 readiness has cost us an estimated $100,000 (including purchasing new equipment and upgrades to existing systems) and will cost approximately $25,000 more to complete. Our Year 2000 program costs will be funded from the proceeds of this offering. These costs are expensed as incurred. We cannot assure you that these estimates will be correct, and thus actual results could differ materially from our plans.

                                    Business

Overview

          Alaron.com Holding Corporation provides brokerage services in futures and options on futures trading and related products and services through traditional methods and the internet. We are not solely an online brokerage firm which allows clients to trade futures directly over the internet. Since 1989, our subsidiary, Alaron Trading Corporation, has provided traditional full and discount brokerage in futures and options on futures trading assisting our clients with money management and trading discipline and providing other related services. Since September, 1998, through "Alaronline," our internet trading service located on our website, www.alaron.com, our clients have been directly trading futures and options on futures online quickly and simply and have had direct access to our proprietary online research.

          Alaron Trading Corporation is a registered futures commission merchant with the CFTC and a member of the NFA. Through Alaron Trading, we offer a full range of commodity futures and options on futures brokerage services. We maintain our headquarters in Chicago, Illinois, near the Chicago Mercantile Exchange and have branch offices in Pompano Beach, Florida, Northbrook, Illinois, San Francisco, California, and Sparta, New Jersey. At these locations, we offer deep-discount, full-service, broker-assisted paper trading, system trading, managed futures accounts and online and internet brokerage services through our "Alaronline" service. We also offer educational services, ranging from basic market knowledge to money market strategies, and trading techniques. From advanced trading technology (fast page response and order reporting) and extensive research, quotes, charts and futures news, to ease of navigation, online forms and special services, we believe we provide everything today's futures and options investor needs to trade with ease.

          In addition, we are in the process of creating a related internet resource center through our new, 65% owned, "Limitup.com" venture. This online resource center will be a content web page providing information about the futures markets and industry as well as links to our "Alaronline" website. We also have an affiliated introducing broker called Greenstreet Discount Corp., owned by Steven, Michael and Carrie Greenberg.

          Our mission is to be a leader in both traditional and online brokerage services, as well as in related e-commerce. Our focus will be on technology, research, execution and customer service. We continue to broaden our name recognition by marketing and enhancing our "Alaronline" website, www.alaron.com.

Futures and Options Trading

          Futures. Futures contracts are standardized contracts made on organized exchanges which provide for the future delivery of various agricultural and industrial commodities, foreign currencies, financial instruments, financial indexes, stock indexes and others at a specified price, date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity or cash settlement in the case of financial-related or certain other futures contracts or by making an offsetting or liquidating sale or purchase of an equivalent futures contract prior to the expiration date of the futures contract.

          Futures prices can be highly volatile and are influenced by many factors, such as changing supply and demand relationships, government agricultural, commercial, and trade programs and policies, interest rate and equities price fluctuations, national and international political and economic events, weather and climate conditions, insects and plant diseases and purchases and sales by foreign countries.

          Futures traders fall into two broad classifications: hedgers and speculators. Hedging is a protective procedure designed to minimize the price risk inherent in a cash market position. The usual objective of the hedger is to protect the profit which he expects to earn in his business rather than to profit from his futures trading. For example, a farmer would attempt to protect the amount he expects to earn on a corn crop (his cash market position) by taking a position in corn futures.

          The speculator generally expects neither to deliver nor receive the physical commodity or cash settlement. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid. Most of our clients trade futures for speculative rather than hedge purposes.

          Options. Trading of options on futures contracts on domestic exchanges is permitted as well. Among traded options are options on U.S. Treasury Bond futures, gold futures, stock index futures, agricultural futures, financial futures and various foreign currencies. Options are the right, but not the obligation, to purchase or sell futures contracts at any time until expiration of the option. We do not engage in the trading of securities options.

          Margins. Futures trading requires margin deposits which are the minimum amount of funds which must be deposited by the futures customer with his or her broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit may be as little as less than one percent of the total purchase price of a contract being traded. Because of these low margins, price fluctuations occurring in futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation.

          A futures margin deposit is not a partial payment by the customer as it is in connection with the purchase of securities, but rather functions as a partial performance bond. It helps assure the customer's performance of the futures contract. Since margin deposits do not involve a loan from the broker toward the futures contract purchase price, the customer does not pay interest to his broker on any remaining balance. Futures brokerage firms may increase the amount of margin deposit required as a matter of policy. We require our customers to meet margin requirements which are equal to or greater than exchange minimum levels. Generally, we retain the interest earned on our customers' margin deposits.

          As is the general practice in the industry, when the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, we will make a margin call to the customer. If the margin call is not met within a reasonable time, we have the right to close out or liquidate the customer's position. We compute margin requirements throughout and at the end of each day. Margin calls to our customers which are not met could have a materially adverse effect on our net capital since we will be required by our clearing firm to make up any deficits.

History

          Alaron.com Holding Corporation's business is primarily operated by our wholly-owned subsidiary, Alaron Trading Corporation. Alaron Trading was formed in 1989, with $1,000 in capital as a two employee guaranteed introducing broker. One year later we were registered as a commodity trading advisor. We have since evolved into a futures commission merchant with approximately 53 employees, more than 100 registered brokers and approximately 5,000 clients. We began our "Alaronline" brokerage services through our website in September, 1998. Our main operations are headquartered in a 30,000 square foot facility, located just west of Chicago's futures exchanges and financial district. We maintain a staff 24 hours a day, 365 days a year.

          We offer deep-discount, full-service, broker-assisted paper trading, online trading, system trading and managed futures accounts. In addition, we offer educational services, ranging from basic market knowledge to money market strategy, and trading techniques, from advanced trading technology (fast page response and order reporting) and extensive research, to ease of navigation, online forms and special services. We use an electronic data processing service to process orders, transmit execution reports and record all data pertinent to trades.

Our Futures and Options Operations

          Full Service. Our full service brokers assist our clients with money management strategies and trading discipline. These brokers are supported by our in-house team of market analysts (approximately 10 persons, one of whom is a full-time analyst) which provide both fundamental and technical analyses of the fast-paced futures and options markets. We generally charge between $25 and $100 per contract in round turn commissions for full service brokerage.

          Discount. Our discount trading clients are primarily introduced to us through Greenstreet Discount Corporation. We are able to offer discounted commissions by eliminating the cost of a full service broker servicing the client. Order entry specialists take clients' orders and enter them into a computerized order entry system or telephone them directly to an exchange trading floor without providing other services. The discount trading desk is staffed 24 hours a day, 365 days a year. Discount clients are generally charged between $10 and $25 per contract in round turn commissions.

          Online Trading. Our "Alaronline" service, which strives to be one of the industry leaders, provides our customers with futures and options brokerage services over the internet. Through the "Alaronline" service located on our website at http://www.alaron.com, we offer automated order placement, portfolio tracking, price quotations, charting research, news and other informational services. We generally charge between $10 and $25 per contract in round turn commissions for online trading. Our clients have access to real-time quotes, charts, futures news indexed by keyword, and up-to-the-click account balances. We offer a number of proprietary research pages each day, as well as market reports such as "Logical Economics" and Special Situation commodity reports. Our dedicated customer service is available 24 hours a day, 365 days a year.

          Clearing Trades. We are not currently a member of any exchange and, therefore, we are only able to effectuate futures and options on futures transactions for our clients through arrangements with other futures commission merchants which are exchange clearing members. We are required to pay a fee to such clearing firms for executing the transactions. We currently maintain our client omnibus account with the LIT Division of E.D.&F. Man, Inc., a registered futures commission merchant and clearing member of the Chicago Mercantile Exchange, the Chicago Board of Trade and other principal futures exchanges. The fact that E.D&F. Man, Inc. is responsible for actual order execution, record keeping and clearance of clients transactions is not disclosed to our clients on our account statements. Although we currently plan to become a clearing member of a futures exchange, we cannot assure you that we will be successful in doing so.

          Back Office. Our "back office" is where we maintain our internal office management including the processing of all trade orders, and our office administration, accounting and bookkeeping operations. Currently, we have agreements with Rolfe & Nolan (USA), Inc., to utilize their computer software and electronic systems to run our "back office". Presently, we have approximately 40 full time employees in our "back office".

          Introducing Brokers. An introducing broker is a CFTC-registered firm that handles customer orders but does not handle customer funds. We began developing our network of introducing brokers in 1994. Currently, we have agreements with approximately 60 introducing brokers, seven of which are located outside the United States and 50 of which are guaranteed by us as to certain obligations under the Commodity Exchange Act. We generally charge clients of introducing brokers commissions determined by the introducing brokers, typically between $15 and $99 per contract in round turn commissions. We generally retain between $10 and $25 of the commissions charged. In addition, as a joint marketing vehicle, we have conducted educational seminars highlighted by keynote speakers, with various introducing brokers seeking a regional clientele.

          Risk Management. Trading in futures and options involves utilizing substantial leverage which creates a high financial risk/reward ratio. Since we may be obligated to pay our customers' losses, we maintain a pro-active risk management approach in an attempt to identify accounts and trading patterns which may involve unacceptable risk to us. While we believe the program significantly reduces the risk of losses, no such program can eliminate all risk. Among the steps we take are:

o Trade desk managers review margin reports throughout the day and at the end of each day.
o          All accounts are subject to immediate demands for margin calls.

o Accounts are subject to three-tiered margin monitoring, beginning with the order clerks, followed by the trade desk manager and senior management.
o Margins are reviewed constantly and adjusted as market conditions warrant. Our margins are set in excess of exchange minimum requirements if management deems it necessary. Margins are determined based on an analysis of market volatility and commodity concentrations of client positions.
o The trade desk manager monitors concentrations of contracts; where concentrations exist, increased margin is required.
o Senior management reviews all accounts where heightened risk levels have been identified. Problem accounts are notified of their status, at which time a proposed resolution of the account risk is communicated to the broker or client.

          We have the right to liquidate any customer's position when we believe that the customer's account balance is or will be insufficient to cover a potential loss. Furthermore, as is generally done in the industry, we may withhold commissions from the brokers for the errors or losses of their customers in order to reimburse the firm.

          Future Growth. To date, we have built our core business in the traditional full-service and discount brokerage areas. This means that most of our business comes in through our individual registered futures and options brokers. At present, we have approximately 100 such brokers in our offices. We intend to grow our brokerage business in three principal ways. The first is to continue to recruit and train new individual brokers, the second is to continue to develop our online internet trading services offered through our "Alaronline" service and the third is to better develop customer leads.

          Since  we  began  offering  our  services   through  the  internet  in
September, 1998, the number of customers trading through "Alaronline" has increased dramatically from less than 20 the first month to over 1,900 in June, 1999. Revenues in the month when we began offering our online services were insignificant and have grown each month since then. In June, 1999, online revenues approximated $130,000. We are experiencing greater numbers of customers using "Alaronline" and intend to continue to develop that business through increased marketing efforts.

          In our opinion, online trading in general, and "Alaronline" in particular, will not replace the full-service broker. Rather, we believe our online services will give our brokers greater tools to service their customers. In order to capitalize on this belief, we recently installed a wide area computer network into which all of our brokers are connected. On this network, which is a broker version of our "Alaronline" service, our brokers can retrieve live quotes, enter customer orders and more efficiently manage and monitor a customer's trading activity.

Other Electronic Commerce Business in General and Online Trading

          General. Advances in telecommunications and information technology have fundamentally altered the way individuals conduct business. For example, the development of the microprocessor and the personal computer revolutionized the way individuals use computers by providing inexpensive and powerful capabilities to them. Consumers have embraced the personal computer and expressed strong preferences for the convenience and control it provides.

          Just as the microprocessor changed the use of computers, the emergence of the internet as a tool for communications and commerce is driving a revolution in the world of financial transactions and information services. Consumers are rapidly embracing the internet because it is simple to access, makes vast amounts of information available instantaneously, and allows individuals to communicate with one another regardless of location. With the proliferation of personal computers and modems and the development of easy-to-use web browsers, use of the internet is growing exponentially.

          The Emergence of Electronic Commerce. The internet and online services provide innovative ways of conducting business. With the emergence of the internet as a globally accessible, fully interactive and individually addressable communications and computing medium, companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly utilizing electronic commerce or "e-commerce". Increased use of credit cards, automatic teller machines ("ATMs"), the incidence of electronic funds transfers, online banking and online bill payment has automated, simplified and reduced the costs of financial transactions for consumers, businesses and financial institutions. Consumers are showing strong preferences for transacting certain types of business such as paying bills, booking airline tickets, trading securities and purchasing consumer products such as personal computers, books and cars electronically, rather than in person or over the telephone. These transactions are being streamlined through online e-commerce and can now be performed directly by individuals virtually anywhere at any time. These self-directed online transactions are less expensive, faster and more convenient than transactions conducted through a human intermediary.

          Development of Online Investing and Information Services. In the past, investors could access the financial markets only through a full-commission broker, who would give investment advice and place trades. With the deregulation of brokerage commissions in 1975 and the resulting unbundling of brokerage services, investors began to realize that they could separate financial advisory services from trading. This brought about the advent of the discount brokerage firm, which provided an alternative investment approach by completing trades at a reduced cost. With the emergence of electronic investing services, investors can further eliminate the costs associated with the human interaction required by full-commission and traditional discount brokerage firms. By requiring personnel to handle each transaction, most traditional brokerage firms restrict their customers' access to trading and information to the availability of the person processing the transaction. In addition, although full-commission and discount brokerage firms are able to offer electronic trading services, their continued reliance on personnel, branch offices and the associated infrastructure for a major part of their business prevents them from reducing their cost structure to the lower level achievable through an all electronic model. As a result of these factors, online investing accounts are gaining popularity and the aggregate value of these accounts is expected to grow.

          We believe that the proliferation of ATMs, the increasing presence of banks in supermarkets, the expansion of do-it-yourself financial transaction software, the growth of discount and online brokerage firms and a variety of other indicators evidence a shift in societal norms that is fundamentally altering the way consumers manage their personal financial assets. We also believe that, based on customer feedback and the rapid acceptance by consumers of online transactions, consumers are increasingly taking direct control over their personal financial affairs, not simply because they are able to do so, but because they find it more convenient and less expensive than relying on financial intermediaries. Investors want the flexibility to transact business at times and places that are convenient for them. In addition, the broad availability of financial information online has dramatically narrowed the gap between the resources available to the individual investor and the institutional investor. Individual investors have become increasingly sophisticated and knowledgeable about investing, having experienced greater access to stock and futures quotes, company financial information, investment advice and other investment information on the web or through other online services. As investors obtain even more access to investment information, we believe they will desire greater control over their financial decisions and seek alternative ways to invest more conveniently and cost-effectively and with less interaction with brokers and other financial services professionals. We believe that this trend has created a growing opportunity to provide online investing services that are easy to access, easy to use, cost-effective and secure.

          www.alaron.com From our website, www.alaron.com, clients can directly trade futures and options quickly and simply. The website provides our clients with access to real-time quotes, charts, futures news indexed by keyword, and up-to-the-click account balances. The research available is one of the biggest online trading benefits. Each day, we offer eleven proprietary research pages, as well as market reports and Special Situation commodity reports. We believe that our website is cleaner and provides for more simple navigation than competitive websites. Research, real time news, quotes and charts are easily accessible. Moreover, proprietary research pages and over new stories with respect to the futures and options industry are available through the site. New account forms can be printed from the website along with proprietary market reports. All of these online functions are supported by dedicated online support staff and customer service. Alaron Trading is open 24 hours a day, 365 days a year.

          Limitup.com. In furtherance of developing our own online investing and information services programs, we have acquired a 65% interest in the internet web domain, www.limitup.com. Limitup.com is a joint venture between us and Robert Stein, a registered Associated Person at Alaron Trading. We issued 33,750 shares of our common stock to Mr. Stein for our 65% interest. The website will be a content webpage dedicated to the futures broker and trader which provides information about the futures markets and industry. The webpage will consist of various information regarding the futures business and will include broker lists, interactive games about trading, downloadable software, information about the exchanges and chat rooms devoted to market moves, quotes, charts and information about trading techniques. In addition to maintaining links to our "Alaronline" service at www.alaron.com, the webpage may also provide links to various other information webpages regarding the futures industry.

          Revenue from the Limitup.com website will be produced several ways, including: (i) banner ads for futures related products sold at prices reflecting the traffic flow on the webpage; (ii) charging fees to content providers to provide free "teasers" about their services; and (iii) selling qualified leads generated from traffic on the website by industry participants which develop from interactive trading games, free product offers, and various software downloads.

          In addition to aggressively marketing our "Alaronline" service, we may also plan to market and advertise the limitup.com website through print ads, radio, television and e-mail. Limitup.com's products and services should create a desirable arena for advertisers, product vendors and brokers in the futures industry to sell their goods and services. With visitors to the website requesting information about futures, and trading and playing futures-oriented games, the number of qualified customer leads can potentially grow.

Our Revenues

          As a brokerage firm, Alaron Trading's revenues relate directly to the volume of its clients orders, generally irrespective of the underlying prices of futures contracts. Therefore, our revenues are primarily derived from transactions effected for individual clients. In addition, a portion of our revenues is derived from interest earned on client margin deposits held in segregated accounts. This accords with CFTC regulation and standard industry practice. The amount of client margin deposits we hold at any time is limited by the amount of our regulatory capital. For example, for every $10,000,000 in customer margin deposits, we must have at least $700,000 in regulatory capital. Thus, any growth in our customer base could be significantly limited.

Marketing

          Our marketing and advertising activities had in the past centered around the print media, primarily newspapers and magazines, which report on the futures markets and activities, television, radio, direct and mass marketing campaigns, educational seminars and the internet through www.alaron.com. Currently, we have begun to develop a broad marketing campaign designed to capture market share and bring brand name recognition to Alaron.com, "Alaronline" and Limitup.com. We plan to do this with extensive use of the internet, websites, strategic alliances, and advertising promotions. We find that marketing our e-commerce services on the internet to be the most cost effective means for reaching prospective customers.

          The emergence of the internet as a tool for marketing, communication and commerce is driving a revolution in the world of online trading affecting the entire industry of financial services. The securities industry has experienced a proliferation of online trading which has changed the way the world invests. The futures and options industry has just begun to trade online and we intend to continue marketing our brokerage and trading services over the internet in order to expand our client base to other countries. The internet provides a marketing and educational tool which may enable us to effectively reach trading prospects in a manner which in the past were ineffective and cost prohibitive. "Alaronline" also provides a cost effective means of transacting international clients' business.

          Finally, we believe that, with proper marketing and education, we may capture additional online futures trading, including securities day traders crossing over to trade the highly leveragable S&P 500 futures and Dow Jones futures contracts and electronically traded contracts like the e-mini S&P and e-mini Nasdaq index contracts recently developed.

Research

          In addition to our one full-time analyst, we utilize analyses generated by as many as ten of our individual registered Associated Persons conducting research in various futures markets. We then report this research each business day featuring both fundamental and technical analyses. These reports are broadcast on a daily telephone hotline as well as on our website. At any given time, our officers, directors and other personnel may have market positions which may agree or disagree with the research opinions expressed in the various reports. Furthermore, any decision to purchase or sell as a result of any such research is the full responsibility of our customer or the person authorizing the transaction on behalf of our customer.

Competition

          The futures brokerage business exists in an intense pressure-packed and highly competitive environment. This environment has caused a contraction in the number of registered futures brokerage firms. A significant number of such firms, ranging from small introducing brokers to major clearing operations, have been forced either to withdraw from the industry or have been acquired.
Nonetheless, throughout this period of consolidation, worldwide futures and options trading volume has continued to increase. We compete with other brokerage firms, both full service and discount, which may offer clients a broader range of financial services than Alaron. Such other firms often have substantially greater resources and operating efficiencies than us. These competitors include brokerage firms like Lind-Waldock & Company, First American Discount Corp., Jack Carl division of E.D.&F. Man, Inc. and LFG, LLC.

          Other institutions, notably large securities brokerages, offer their customers some of the services which we presently provide. At the same time, the number of active participants in futures trading is relatively small when compared to those engaged in securities trading. Furthermore, additional independent securities and futures brokerage firms may engage in direct competition with us. As usually occurs when competition increases, there is corresponding downward pressure on prices and profit margins, either of which could materially and adversely affect us. Our ability to compete in the future will depend upon many factors, including the ability to attract new customers.

          The electronic commerce market is new, rapidly evolving and intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. We currently or potentially compete with various electronic brokerage businesses like E*Trade Group, Inc. and Charles Schwab Corporation, as well as a number of indirect competitors that specialize in electronic commerce or derive a substantial portion of their revenue from electronic commerce. We may not be able to maintain a competitive position against current or future competitors as they enter the markets in which we compete, particularly those with greater financial, marketing, service, support, technical and other resources than us. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us. Consequently, these competitors may be able to devote greater resources to marketing and promotional campaigns and devote substantially more resources to website and systems development than us. New technologies and the expansion of existing technologies may increase the competitive pressures on us. For example, applications that select specific titles from a variety of websites may channel customers to electronic brokerage businesses that compete with us. Companies that control access to transactions through a network or web browsers could also promote our competitors or charge us a substantial fee for inclusion. In addition, vendors of information resources, such as technology based training, could provide direct access to training programs online. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations.

Regulation

          Futures exchanges and professionals in the United States are subject to extensive regulation by the CFTC under the Commodity Exchange Act. The principal function of the CFTC is to promote orderly and efficient commodity futures markets through regulation.

          With respect to domestic futures and options trading, the Commodity Exchange Act requires all futures commission merchants, such as Alaron Trading, and all introducing brokers, to meet and maintain specified fitness and financial requirements, account separately for all clients' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. Failure to meet its regulatory requirements could subject Alaron Trading to disciplinary actions, including fines, censure, suspension or revocation of registration.

          Futures professionals and organizations are subject to regulatory oversight by the futures exchanges or self-regulatory organizations such as the NFA, of which they are members. In addition, the CFTC has delegated its registration and certain regulatory functions to the NFA. The NFA, a self-regulatory body, has established and enforces training standards and proficiency tests, minimum financial requirements and standards of fair practice for futures commission merchants. As a designated self-regulatory organization, the NFA has authority to enforce its rules, the violation of which could lead to various penalties, including expulsion. Since NFA membership is mandatory for all CFTC registered commodity professionals, loss or suspension of such membership would preclude a firm from engaging in business. Alaron Trading is a member of the NFA. We are also planning to become a clearing member of a futures exchange. If that happens, our direct regulator would be the exchange instead of the NFA.

          As a registered futures commission merchant and member of the NFA, we are subject to minimum financial requirements under the Commodity Exchange Act. The minimum financial requirements which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. In general, net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts"), which reflect the possibility of a decline in the market value of an asset prior to disposition.

          Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the CFTC and suspension or expulsion by the NFA and other regulatory bodies and ultimately could require the firm's liquidation. The minimum financial requirement prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the firm's net capital below a certain level.

          Under the minimum financial requirements, we must maintain in net capital the greater of $375,000 or 7% of customer funds required to be segregated under the Commodity Exchange Act in order not to file early warning reports. Failure to maintain adjusted net capital the greater of $250,000 or 4% of customer segregated funds will suspend us immediately from doing any business. In addition, the minimum financial requirements provide that the total outstanding principal amount of a broker-dealer's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of all our capital accounts and long term debt for a period in excess of 90 days.

          A change in the minimum financial requirements, the imposition of new rules or any unusually large charge against net capital could limit those of our operations that require the intensive use of capital, such as the financing of client account balances, and also could restrict our ability to pay dividends, repay debt or repurchase shares of our outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could harm our business.

          The above-described regulatory structure may be modified by the CFTC or by legislative changes enacted by the Congress. Furthermore, the fact of CFTC registration or the NFA membership of Alaron Trading does not imply that either the CFTC or NFA has passed upon or approved this offering as described in this prospectus.

          With respect to electronic commerce, we anticipate that we may be subject of additional regulation as the market for online commerce evolves.
Because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market. In addition, federal or state authorities could enact laws, rules or regulations affecting our business or operations. We also may be subject to federal, state and foreign money transmitter laws and state and foreign sales and use tax laws. If enacted or deemed applicable to us, such laws, rules or regulations could be imposed on our activities or our business. Due to the increasing popularity of the internet, it is possible that laws and regulations may be enacted with respect to the internet, covering issues such as user privacy, pricing, content and quality of products and services. The Telecommunications Act of 1996 prohibits the transmission over the internet of certain types of information and content. Although certain of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of internet and private network use.

Employees and Associated Persons

          As of June 30, 1999, we employed 53 full-time employees and 108 CFTC registered Associated Persons located in five states, 18 of which are also our employees. Of the 53 full-time employees, three handle compliance matters, one is in marketing, one is in accounting, one is in operations, 40 are in administration, and 7 are in both operations and administration.

Properties

          We lease a building of approximately 30,000 square feet as its principal offices and operations headquarters at 822 West Washington Boulevard, Chicago, Illinois, from Alaron Development, L.L.C., a limited liability company owned and controlled by Steven, Michael and Carrie Greenberg. The lease provides for a base rent of $100,000 for the first five years, and $250,000 for the next five years. Commencing January 1, 1996, the base rent increases 4% each year until the lease expires on December 31, 2004. The lease was not negotiated at arm's length; however, we believe that it is on as favorable terms to us as could be obtained from unaffiliated parties in light of prevailing leases for similar properties in the same general geographic area.

          Alanorth, L.L.C., an affiliate of ours, leases approximately 2,600 square feet of office space for use by us as a branch office at 633 Skokie Boulevard, Northbrook, Illinois. Lease payments for the five year term of the lease average $41,000 per year, and the lease expires on December 31, 2002. The lease is from an unaffiliated third party.

          We lease approximately 5,000 square feet of office space as a branch office at 660 South Federal Highway, Pompano Beach, Florida from Alaron Development, L.L.C. which is owned and controlled by Steven, Michael and Carrie Greenberg. Lease payments for the four year term of the lease are $90,000 per year and the lease expires on June 30, 2002. The lease was not negotiated at arm's length; however, we believe that it is favorable to us in light of prevailing leases for similar properties in the same general geographic area.

          We lease as branch offices, (i) approximately 1,156 square feet of office space at 442 Post Street, San Francisco, California, from an unaffiliated individual at $15,420 per year expiring on August 31, 2000; and (ii) approximately 550 square feet of office space at 191 Woodport Road, Sparta, New Jersey, from an unaffiliated party at $8,040 per month expiring on October 31, 1999.

          We believe that our existing office space is adequate to meet our requirements for the future.

Litigation

          As a brokerage firm having numerous customers and correspondents, we are, from time to time, subject to various lawsuits, including civil litigation, arbitrations and reparations proceedings, and to administrative proceedings by futures industry regulators relating principally to customers and regulatory requirements. Such matters range from those in which we seek to collect deficit amounts due from customers, to customer complaints, allegations by regulatory authorities of alleged improprieties by us and the like. In those actions in which we are the defendant, the complaints may request such items as monetary penalties, license suspensions or revocations and the like. After consultation with legal counsel, management is of the opinion that the estimated costs of disposition of such complaints, matters of litigation and administrative proceedings will not have a material adverse effect on our financial condition.

          Alaron Trading Corporation. In July, 1995, the NFA Business Conduct Committee issued a complaint against us which alleged violations of various NFA financial requirements, failure to adequately supervise our employees and the conduct of our futures activities, failure to maintain adequate books and records and use of promotional materials in violation of NFA compliance rules. Without admitting or denying the allegations and without a hearing, we consented to the imposition of a $40,000 fine, to continue to employ a qualified and experienced senior financial and operations executive and to conduct a field audit of each of our guaranteed introducing brokers at least once each year. We believe we have complied with all of the stipulations above to which we consented.

          On February 19, 1999, the Business Conduct Committee of the NFA filed a complaint against us, Steven A. Greenberg, our President, and Jeffrey H.
Spencer, a registered Associated Person of ours and formerly our Director of Introducing Broker Services, alleging violations of certain NFA compliance rules and by-laws. Briefly, the complaint alleges that we opened certain accounts introduced by persons whose NFA membership or associate status was not yet completed, that we permitted three persons to act in a capacity requiring registration as an Associated Person at a time when their respective registrations were not yet effective and that we paid a total of $9,000 in commissions to two persons prior to the time their respective NFA memberships became effective. In addition, the complaint alleges that we improperly handled a subordinated loan made to us for regulatory capital purposes. The complaint alleges that Mr. Spencer permitted and assisted in the alleged violations and that Mr. Greenberg, as President, failed to supervise Mr. Spencer and us appropriately in violation of NFA rules. None of the allegations involve any losses or alleged losses to customers. The NFA has the authority to fine us or our principals, suspend or bar us or our principals from engaging in the commodities business or deregister us as a futures commissions merchant.

          We and the individual respondents believe that we have meritorious defenses to the allegations. However, rather than expend the substantial time, effort and financial resources which would be necessary to defend successfully against these allegations at a hearing, we have commenced discussions with the NFA Staff to the Business Conduct Committee in an effort to dispose of these allegations without a hearing. Of course, there is no assurance that we and the Business Conduct Committee will reach a settlement of this matter or that if a settlement is reached, that it won't result in a significant fine or penalty. If no such settlement is reached, we intend to file our answer to the allegations denying them and vigorously defending against them at any such hearing. Based upon our own internal investigation into the allegations and consultation with special counsel in this matter, we believe that this matter will not have a material adverse effect on our business and operations, although there can be no assurance of this.

                                   Management

Directors and Executive Officers

          The Company's Executive Officers and Directors are:

Name                         Age           Position Held
----                         ---           -------------

Joel W. Greenberg            60            Director and Chairman of the Board of
                                           Directors
Steven A. Greenberg          32            President and Director
Carrie A. Greenberg          27            Executive Vice-President, Secretary,
                                           Treasurer and Director
Barry S. Isaacson            34            Chief Operating Officer and Director
Daniel F. Lazarus            43            Vice President and Chief
                                           Compliance Officer
Mara Greenberg               38            Director
Stefan Kallabis              36            Director (nominee)
Robert H. Daskal             58            Director (nominee)

          Joel W. Greenberg, a founder of Alaron.com, is the Chairman of Alaron Trading. A member of the Chicago Mercantile Exchange since 1967, Mr. Greenberg has more than 30 years experience in the futures industry. He served as a member of the Chicago Mercantile Exchange Board of Governors from 1976 to 1979, including service as First Vice-Chairman, and was second Vice-Chairman during 1996 and 1997. From 1969 to 1986, Mr. Greenberg was Vice-President of Heinold Commodities, Inc., a futures commission merchant, and from 1987 to 1989, he was a Vice-President of Shearson Lehman Brothers, Inc., a futures commission merchant. He has been a member of the International Monetary Market, the International Options Market and Growth and Emerging Market divisions of the Chicago Mercantile Exchange, and of the Chicago Board of Trade. Mr. Greenberg is a director of Smithfield Foods, Inc., a publicly traded company and of various private and civic organizations. Mr. Greenberg holds a B.S. degree from the University of Illinois. Mr. Joel Greenberg is the father of Steven Greenberg, the Company's President and a director, Carrie Greenberg, the Company's Executive Vice-President, Secretary, Treasurer and a director, Michael Greenberg, the Company's Chief Technology Officer, and the father-in-law of Mara Greenberg, a director, who is Michael Greenberg's wife.

          Steven A. Greenberg is a founder of Alaron.com and Alaron Trading, and has served as President of both since their respective inceptions. He has been a member of the Chicago Mercantile Exchange since 1988, where he acted as a broker and trader through 1991 and from the Spring of 1998 to the present. He is also a member of the International Monetary Market and Growth and Emerging Market divisions of that Exchange. He has served and continues to serve on various committees at the Chicago Mercantile Exchange and is involved in various civic organizations. Steven Greenberg holds a B.A. in International Relations from Boston University.

          Carrie A. Greenberg, a founder of Alaron.com, has been Treasurer and Secretary of Alaron Trading since 1991 and Executive Vice President of Alaron.com since its inception. She has been a member of the Chicago Mercantile Exchange's International Options Market division since 1993. Ms. Greenberg has a B.A. from the University of Illinois.

          Barry S. Isaacson, a founder of Alaron.com, has been employed by Alaron Trading in various capacities since 1989, serving as its Executive Vice-President since 1991. Mr. Isaacson holds a B.S. from Southern Methodist University. Mr. Isaacson is the brother-in-law of Steven Greenberg, the Company's President and Director.

          Daniel F. Lazarus was appointed our Vice President and Alaron Trading's Chief Compliance Officer in July 1999. For the past five years, he has been a lawyer at the Chicago Mercantile Exchange where he acted as principal legal advisor in Exchange disciplinary and arbitration hearings. While at the Chicago Mercantile Exchange, he provided legal support in regulatory, compliance and trade practice and clearing matters, as well as other legal issues. For nine years in the 1980s, Mr. Lazarus was employed by Merrill Lynch Futures, Inc. where he managed all functions pertaining to customer position and monetary balancing, regulatory reporting, processing and clearing of customer and firm accounts at various futures exchanges. He has been a member of the International Monetary Market and an Assistant Chicago Mercantile Exchange Floor Manager for Shearson Hayden-Stone, Inc. Mr.Lazarus holds a B.A. with the highest honors from DePaul University and a law degree from The University of Michigan Law School. He is the senior principal of Alaron Trading in charge of all regulatory compliance matters.

          Mara Greenberg has been a Senior Executive Assistant with the Boston Consulting Group in Chicago since 1995. From 1992 through 1994, she was Assistant to the Chief Financial Officer of Mirage Resorts, Inc., Las Vegas, Nevada. From 1983 through 1992, Ms. Greenberg was an Equity Research Associate with two major securities brokerages. She holds a B.S. in finance from Ithaca College.

          Stefan Kallabis. Immediately following the offering, Mr. Kallabis will become an independent director. He is the president and owner of Prime Asset Management AG, the firm which handled our recent European private placement of stock. He founded Prime in January, 1997. Before establishing Prime, beginning in August, 1994, Mr. Kallabis was engaged in distribution, marketing and organization of a number of investment magazines and newsletters. From November, 1991 through August, 1994, he was employed by HYPO Capital Management, Berlin, Germany, as a financial consultant to high net worth and high income individuals. Mr. Kallabis has been involved in various aspects of the securities and futures businesses since 1986 and holds a number of diplomas from various programs in business administration, economics and corporate finance.

          Robert H. Daskal. Immediately following the offering, we also intend to appoint Robert H. Daskal as an independent director. Mr. Daskal has served as Senior Vice President, Chief Financial Officer and Treasurer of the Olympic Cascade Financial Corporation since its inception in February, 1997. Also, Mr. Daskal is presently a director of Inco Homes Corporation. Form 1994 to 1997, Mr. Daskal was Executive Vice President, Chief Financial Officer and a Director of Inco Homes Corporation, and from 1985 to 1994 he was Executive Vice President-Finance, Chief Financial Officer and a Director of UDC Homes, Inc. (and its predecessors). UDC Homes, Inc. filed a petition for relief under Chapter 11 of the Bankruptcy Code in May, 1995. Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his B.B.A. and J.D. from the University of Michigan.

Certain Significant Persons

          Michael A. Greenberg, a founder of Alaron.com and Alaron Trading, serves as its Chief Technology Officer in which he provides consultation to the President and other senior officers about the strategic direction of the Company. He was Chief Executive Officer and a director of Alaron Trading from its inception until September, 1997. Michael Greenberg has been a member of the Chicago Mercantile Exchange since 1989, where he has traded for his own account. Mr. Greenberg has served on various committees at the Chicago Mercantile Exchange. He holds a B.A. in Finance from Indiana University.

          Cheryl B. Fitzpatrick, Esq., has served as Alaron Trading's General Counsel since August, 1996. Prior to joining Alaron trading, Ms. Fitzpatrick served as a staff attorney for JG Industries, Inc., a publicly owned department store, from October, 1989 to June, 1990, the National Association of Securities Dealers from June, 1990 to April, 1991, and was corporate counsel for Lind-Waldock & Company, a registered futures commission merchant, from April, 1991 to August, 1996. Ms. Fitzpatrick holds a B.S. in Journalism from Southern Illinois University and a J.D. from IIT Chicago-Kent College of Law.

          Stanley W. Preston III, Esq. has served as Alaron Trading's corporate counsel since November, 1997. Mr. Preston holds a B.S. in accounting and finance from The Ohio State University (1994) and a J.D. from Chicago-Kent College of Law (1997). Mr. Preston served in the United States Marine Corps from 1984 through 1988.

          Joseph L. Ehrlich has been Vice President-Operations of Alaron Trading since September, 1996. He has also been Manager of Risk Management Operations for Alaron Trading since 1995. He has been with Alaron Trading since 1992. Prior to 1992, Mr. Ehrlich was an Account Executive at Index Futures Group, Inc., and a Manager at Lind- Waldock & Company, both of which are registered futures commission merchants.

          Dennis M. Dunne has served as Alaron Trading's Controller since March, 1995. Mr. Dunne, who has 23 years experience in the industry, was the regulatory accountant for First Options of Chicago from 1990 to 1995. Mr. Dunne holds a B.S. in Commerce from DePaul University and is a certified public accountant.

Director Compensation

          Directors are not currently compensated but may be reimbursed for expenses incurred by them in connection with their duties as directors. We anticipate that the board of directors will meet at least four times a year.

          The Underwriter's Representative, National Securities Corporation, has the right to designate two people to attend all meetings of the board of directors. We have agreed to reimburse the designees of the Representative for their out-of-pocket expenses incurred in connection to attending these meetings. The Representative has the right to cause us to use our best efforts to elect one of its designees to the board of directors for five years after the date they are elected. Mr. Robert H. Daskal is that designee.

Committees of the Board of Directors

          Our board of directors has established an Audit Committee and a Compensation Committee.

          Audit Committee. Our Audit Committee, which is responsible for nominating our independent accountants for approval by the board of directors, reviewing the scope, results and costs of the audit with our independent accountants, and reviewing the financial statements, audit practices and internal controls of the Company, will be comprised of directors, a majority of whom will be independent directors.

          Compensation Committee. Our Compensation Committee is responsible for recommending compensation and benefits for our executive officers to the board of directors and for administering our Stock Option Plans. Our Compensation Committee will be comprised of independent directors.

Limitation of Liability and Indemnification

          As permitted by the Delaware General Corporation Law ("DGCL"), the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

          The Certificate of Incorporation and the by-laws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Compensation

          The following table sets forth certain information with respect to the compensation paid to (i) the Company's Principal Executive Officer and (ii) each of the Company's other executive officers who received aggregate salary and bonus compensation in excess of $100,000 for services rendered to the Company (collectively, the "Named Executive Officers"):

                           Summary Compensation Table


                                                      Annual Compensation (1)
                                            -----------------------------------
                                            Fiscal     Salary        Bonus
Name and Principal Position                  Year         $            $
---------------------------                  ----        ---          ---
Steven A. Greenberg, President               1998      181,313     $201,720 (2)
                                             1997      233,100     $299,444 (2)
                                             1996      205,082     $260,109 (2)

Michael A. Greenberg (3)                     1998      181,313     $201,720 (2)
                                             1997      232,863     $299,444 (2)
                                             1996      198,945     $260,109 (2)

Carrie A. Greenberg, Executive Vice          1998       73,731       45,761 (2)
President, Secretary and Treasurer           1997       94,985       66,549 (2)
                                             1996       66,637       57,843 (2)

Barry S. Isaacson, Chief Operating           1998       25,000       93,483
Officer                                      1997       25,000       89,083
                                             1996       25,000       88,371

-----------------------------------

(1) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits to each of the Named Executive Officers constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each Named Executive Officer for such year.
(2) Paid as additional compensation used to pay down personal bank loans, the proceeds of which were contributed as additional equity to Alaron Trading.
(3) As of September 22, 1997, Michael Greenberg no longer served as an officer or director of Alaron Trading. He is employed as our Chief Technology Officer.

Employment Agreements

          We have entered into five-year employment agreements, ending February 28, 2004, with each of Steven A. Greenberg, Michael A. Greenberg, Carrie A. Greenberg, Barry S. Isaacson and Joel W. Greenberg. Subject to certain conditions, each employment agreement will automatically renew for additional one year terms.

         Under his employment agreement, Steven A. Greenberg will receive an annual base salary of $200,000 for the first year of the term of his employment. Under his employment agreement, Michael A. Greenberg will receive an annual base salary of $200,000 for the first year of the term of his employment. Under her employment agreement, Carrie A. Greenberg will receive an annual base salary of $135,000 for the first year of the term of her employment. Under his employment agreement, Barry S. Isaacson will receive an annual base salary of approximately $121,000 for the first year of the term of his employment. Under his employment agreement, Joel W. Greenberg will receive an annual base salary of $50,000 for the first year of the term of his employment. The annual base salary of each employee can be increased each year in an amount determined by the Board of Directors in its discretion but must increase by at least five percent of the base salary for the prior year. Each employment agreement provides for the employee to receive an incentive bonus equal to a percentage of our annual operating income, as defined in the agreement, in excess of $1,000,000. These bonuses aggregate 14.95% of our annual operating income in excess of $1,000,000. In addition, during each month of the term of their respective employment agreements, Steven A. Greenberg, Michael A. Greenberg and Carrie A. Greenberg will receive a nondiscretionary monthly cash bonus of $18,806.82, $18,806,82 and $7,523.73, respectively, to enable them to pay interest on the personal loans they contributed to our capital. They have agreed to use all of the net proceeds they receive from the exercise of the over-allotment option granted to the underwriters, to prepay a portion of these loans after which the non-discretionary monthly cash bonuses will be reduced. The employment agreements also entitle the individuals to employee benefit plans, such as group health and life insurance. Under each of these employment agreements, employment terminates, among other reasons, upon death of the employee and may be terminated by us if the employee is convicted of embezzlement, theft or fraud.

Stock Option Plans

         1999 Stock Option Plan and 1999 Executive Stock Option Plan. We recently adopted our 1999 Stock Option Plan (the "Plan") and our 1999 Executive Stock Option Plan (the "Executive Plan"), each of which enables us to grant options for shares of our common stock. The Plan authorizes the grant of options to purchase up to an aggregate of 700,000 shares of common stock to all full-time salaried or commissioned employees. The number of individuals who currently would be eligible to receive options under the Plan is approximately
100. The Executive Plan authorizes the grant of options to purchase up to an aggregate of 350,000 shares of common stock to all of our executive officers and members of the board. The number of individuals who currently would be eligible to receive options under the Executive Plan is approximately ten.

         The purpose of both the Plan and the Executive Plan is to advance the interests of stockholders by enhancing our ability to attract, retain and motivate persons who make (or are expected to make) important contributions. This is accomplished by providing these people with equity ownership opportunities and performance-based incentives and thereby better aligning their interests with those of the stockholders. Both the Plan and the Executive Plan provide for the granting of incentive stock options as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as incentive stock options. The following description of the Plan and the Executive Plan is qualified in its entirety by reference to the full text of the Plan and the Executive Plan, as the case may be.

         The board of directors has delegated its authority under the Plans to the Compensation Committee. The Compensation Committee has the authority to grant awards under the Plan and the Executive Plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan and the Executive Plan as it deems advisable. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan and the Executive Plan or any award under the Plan and the Executive Plan in the manner and to the extent it shall deem expedient to carry the Plan and the Executive Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Compensation Committee are made in its sole discretion and are final and binding on all persons having or claiming any interest in the Plan and the Executive Plan or in any award under the Plan and the Executive Plan. No director or person acting pursuant to the authority delegated by the board shall be liable for any action or determination relating to or under the Plan and the Executive Plan made in good faith.

         The Plan and the Executive Plan or any portion thereof can be amended, suspended or terminated by the directors at any time; provided, however, that without approval of shareholders, no amendment shall be made which (i) increases the maximum number of shares of common stock or changes the class of shares which may be subject to stock options granted under the Plan and the Executive Plan, except for specified adjustment provisions, (ii) extends the term of the Plan and the Executive Plan, or (iii) changes the requirements as to eligibility for participation in the Plan or the Executive Plan.

         Stock options may be granted to purchase common stock under the Plan and the Executive Plan at a price to be determined by the board but not less than the fair market value of the common stock on the date of grant. The exercise price of incentive stock options granted to someone owning more than ten percent of the outstanding voting stock must be 110% of the fair market value of the common stock on the date of the grant. The maximum number of shares for which options may be granted under the Plan and the Executive Plan during any calendar year may not exceed 35,000. Other than these limits of 35,000 options per year, there is no limitation on the aggregate number of stock options which may be granted to any optionee under the Plan or the Executive Plan.

         As of the date hereof, there have not been any options granted under the Plan or the Executive Plan. There are no current understandings or agreements to grant any options under the Plan or the Executive Plan.

         Stock options are exercisable at such times and subject to such terms and conditions determined by the board. The Plan and the Executive Plan provide that if a stock option, or portion thereof, expires, lapses without being exercised or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of common stock which were subject to such stock option or portion thereof shall be available for future grants of stock options under the Plan or the Executive Plan, as the case may be.

         Under the terms of the Plan and the Executive Plan, the exercise price for all options must be paid in cash or by check payable to the order of the Company, or with common stock owned by the optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased, or by delivery of a promissory note on terms acceptable to the board, or by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver sufficient funds to pay the exercise price, or a combination thereof.

         Except as the board may otherwise provide, options granted pursuant to the Plan and the Executive Plan will not be assignable or transferable except by will or the laws of intestate succession, and during the life of an optionee, may only be exercised by that person.

         The purchase price and the number and kind of shares that may be purchased upon exercise of options granted pursuant to the Plan, and the number of shares which may be granted pursuant to the Plan, are subject to adjustment in certain events, including stock splits, recapitalizations, mergers, and reorganizations.

         The Plan and the Executive Plan each provide, among other things, that, immediately prior to the occurrence of an "Acquisition Event" (as defined in the Plan and the Executive Plan), fifty percent of the common shares covered by options which are not then exercisable shall become fully exercisable in the manner set forth in the option.

Legal Proceedings Involving Directors, Officers and Affiliates

         Alaron Securities Corporation. In 1993, Steven, Michael and Carrie Greenberg organized and owned Alaron Securities Corporation, a separate securities brokerage firm which was registered with the Securities and Exchange Commission, various states, and a member of the National Association of Securities Dealers, Inc. ("NASD"). Michael A. Greenberg was the President and Chief Executive Officer and an unrelated individual was its Chief Operating Officer.

         During the first half of 1995, Alaron Securities Corporation became the subject of disciplinary proceedings and complaints from the states of Illinois, Maryland and Wisconsin and the NASD. Alaron Securities Corporation ceased all operations as of May 31, 1995, and subsequently withdrew its broker/dealer registration and NASD membership.

         These various proceedings alleged, among other things, failure to register the firm or personnel, failures to maintain minimum net capital requirements in light of alleged mischaracterization of customer accounts as proprietary accounts, securities law fraud, and record keeping and reporting violations. Alaron Securities Corporation settled the Illinois proceedings, without a hearing and without admitting or denying the allegations, by accepting a revocation of its Illinois securities registration, paying an administrative fine of $10,000 and reimbursing $20,000 to the Illinois Secretary of State for costs. As part of the settlement, proceedings against Alaron Securities Corporation officers and directors were dismissed.

         Proceedings in Wisconsin were based upon a summary broker-dealer license denial caused by Alaron Securities Corporation's alleged failure to complete its pending application for registration in that state. Following a hearing, Alaron Securities Corporation was allowed to withdraw its application for registration in Wisconsin.

         The Maryland Securities Commissioner brought an action against Alaron Securities Corporation, Steven A. Greenberg and Michael A. Greenberg for its failure to comply with the procedural guidelines in connection with its registration as a broker/dealer in the state of Maryland. In settlement of that proceeding, without a hearing and without admitting or denying the allegations, the respondents, Alaron

Securities Corporation and Messrs. Greenberg consented to the entry of an order under which they paid the State of Maryland an administrative fine of $20,000 and Messrs. Greenberg each agreed not to apply for securities registration in Maryland for a period of three years commencing from the date of the Consent Order, October 14, 1996.

         On March 10, 1997, a Consent Order disposing of the NASD proceeding was entered by the NASD National Business Conduct Committee under which, without a hearing and without admitting or denying the truth of the allegations, Alaron Securities Corporation was censured and received a suspended fine of $25,000, Steven A. Greenberg was censured, suspended from association with any NASD member for 30 days and fined $10,000, Michael A. Greenberg was censured, suspended from association with any NASD member for five years, barred from acting in any principal capacity with any NASD member firm and received a suspended fine of $50,000, and the unaffiliated former Chief Operating Officer of Alaron Securities Corporation was censured, barred from any association with any NASD member firm and received a suspended fine of $100,000.

         Joel W. Greenberg. On July 30, 1998, the Securities and Exchange Commission instituted a cease and desist proceeding and simultaneously accepted a settlement with Mr. Greenberg in a matter relating to Incomnet, Inc., a publicly traded company of which Mr. Greenberg was an outside director from 1988 through 1995. Without admitting or denying the SEC findings and without a hearing, Mr. Greenberg consented to the entry ordering him to cease and desist from committing or causing any violations under the federal securities laws and regulations. The SEC's findings as to Mr. Greenberg were that, as an outside director, Mr. Greenberg should have made independent inquiry and not have relied on information and documents provided him by the former chief executive officer of Incomnet, and that Mr. Greenberg failed to file with the SEC an amended disclosure form concerning his collateralization of a personal loan with the shares of Incomnet stock owned by him.

          Steven A. Greenberg. On February 19, 1999, the Business Conduct Committee of the NFA filed a complaint against Mr. Greenberg, the Company and one of its Associated Persons. See "Business - Litigation."

                             Principal Stockholders

         The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus, (i) by each person or entity known by us to own beneficially more than five percent of the common stock, (ii) by each of our directors, (iii) by each Named Executive Officer, and (iv) by all our executive officers and directors as a group.

         Steven,   Carrie  and  Michael  Greenberg  are  the  children  of  Joel
Greenberg. Upon completion of this offering, the Greenberg family will have the ability to vote approximately 75% of the issued and outstanding shares.

                                                                       Percent Beneficially Owned
                                                                ----------------------------------------
                                                                                          Upon
                                      Number of Shares          Prior to     After        Exercise of
Name and Address(1)                   Beneficially Owned (2)    Offering     Offering     Over-allotment (7)
----------------                      ------------------        --------     --------     --------------

Steven A. Greenberg(3)                    3,645,000                35%          32%            31%

Joel W. Greenberg, Trustee(4)             2,843,100                30%          24%            23%

Michael A. Greenberg                        801,900                 8%           8%             8%

Carrie A. Greenberg                         810,000                 8%           8%             8%

Joel W. Greenberg                           704,399                 7%           7%             7%

Barry S. Isaacson(5)                         88,934                 1%           *              *

Stefan Kallabis(6)                          434,466                 4%           3%             3%
Prime Asset Management AG
Borsenplatz 1
60313 Frankfurt-am-Main
Germany

All executive officers, directors
and 5% holders as a group                 9,327,749                90%          82%            80%
---------------------------------

*    Less than one percent.

(1) Unless specifically noted, the business addresses of the directors and executive officers is c/o the Company, 822 West Washington Boulevard, Chicago, Illinois 60607.

(2) Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Accordingly, the number of shares of common stock issuable upon the exercise of any option owned by any such person or entity are not included in this table. Except as indicated by footnote, to the knowledge of the Company, the persons named in the table above have the sole voting and







                                       48





     investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) 30,000 of such shares are held by Mr. Greenberg as custodian for his minor children.

(4) The beneficiaries of the trust are all of the descendants of Joel W. and Marcia Greenberg other than Michael A. Greenberg and his descendants.

(5)  Mr. Isaacson is the brother-in-law of Steven A. Greenberg.

(6) These shares were issued to Prime Asset Management AG, Frankfurt, Germany, the distributor of our recent European private placement, a company owned by Mr. Kallabis. The amounts shown do not include warrants to purchase 600,000 shares at $7.50 per share, also issued to Prime Asset Management AG.

(7) Steven, Joel, Michael and Carrie Greenberg have each granted to the underwriter on a pro rata basis (Steven - 101,250; Joel - 78,975; Michael - 22,275; and Carrie - 22,500), a 45-day option to purchase from them an aggregate of 225,000 shares of common stock to cover over-allotments. They have agreed that any net proceeds they receive from this grant will be used to repay certain indebtedness. See "Certain Transactions - Debt of Certain Directors and Officers."

Section 203 of the Delaware General Corporation Law

         In its Certificate of Incorporation, the Company elected not to be subject to the provisions of Section 203 of the DGCL. This section provides, with certain exemptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless certain conditions are satisfied. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person, that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

                              Certain Transactions

         Reorganization. In April, 1999, Steven A. Greenberg, Michael A. Greenberg, Carrie A. Greenberg and the Greenberg Family Trust contributed all of the outstanding stock of Alaron Trading to Alaron.com in a tax-free transfer.

         In February, 1999, we agreed to purchase from Robert Stein, now an Associated Person of Alaron Trading, a 65% interest in Limitup.com, Inc., in exchange for an aggregate of 22,500 shares of our common stock. As a result, Limitup.com has become the joint venture between us and Mr. Stein.

         Debt of Certain Directors and Officers. In September, 1997, Joel W. Greenberg loaned $1,000,000 to Alaron Trading under a Subordination Agreement approved by the NFA. Interest is payable on the loan at the rate of 12 1/2% per annum. The loan was originally due to mature in September, 1998, however the maturity date was extended to September 8, 1999. Proceeds from this offering will be used to repay this loan in full. In addition, on February 16, 1999, Mr. Greenberg made an additional $100,000 subordinated loan to Alaron Trading maturing on February 16, 2000.

         During  1995,  1996,  and  1997,  as a  result  of  regulatory  capital requirements, Steven, Michael and Carrie Greenberg contributed a total of approximately $3,500,000 in equity to Alaron. The funds were the proceeds of personal bank loans. In fiscal 1998, the Company paid the Greenbergs approximately $808,000 in the aggregate as additional compensation to enable them to service this debt. The Greenbergs recently refinanced these loans and they now mature in 2004. In 1997, we paid Steven, Michael and Carrie Greenberg $299,444, $299,444 and $66,548, respectively, to service this loan. In 1998, we paid Steven, Michael and Carrie Greenberg $201,720, $201,720 and $45,760, respectively, to service this loan. In 1999, we expect to pay to Steven, Michael and Carrie Greenberg $47,342, $47,342 and $11,569, respectively, to service this loan. The Company intends to continue to pay the Greenbergs additional compensation to enable them to service the interest payments on this debt. We estimate such payments will total approximately $541,648 per year. To reduce this obligation, Steven, Joel, Michael and Carrie Greenberg have granted the underwriters a 45-day option to purchase from them 225,000 shares of common stock to cover over-allotments, and to use the proceeds to pay down this debt.

         Affiliated Introducing Broker. Greenstreet Discount Corp., an introducing broker owned by the Greenbergs, introduces discount customers to Alaron Trading. Greenstreet is a "guaranteed introducing broker" of Alaron Trading and therefore is not required to maintain its own independent regulatory capital. Historically, Greenstreet has accounted for less than 5% of Alaron Trading's revenues or operating income. Greenstreet was organized by Steven, Michael and Carrie Greenberg in December, 1992. It operates under an introducing broker clearing agreement with Alaron Trading substantially similar to those Alaron Trading has with unaffiliated guaranteed introducing brokers. Greenstreet, however, is provided free space at Alaron Trading's headquarters for its 46 associated persons, each of whom is dually registered with Alaron Trading and is provided telephone, electronic, computer and other administrative services by Alaron Trading all without charge.

         Leases  with  Related  Parties.   The  Company  leases  a  building  of
approximately 30,000 square feet as its principal offices and operations headquarters at 822 West Washington Boulevard, Chicago, Illinois, from Alaron Development, LLC, a limited liability company owned and controlled by Steven, Michael and Carrie Greenberg. The lease provides for a net rental of $8.33 per square foot and expires on December 31, 2004. The lease was not negotiated at arms length; however, we believe that it is on as favorable terms to us as could be obtained from unaffiliated parties in light of prevailing leases for similar properties in the same general geographic area.

         We lease approximately 5,000 square feet of office space as a branch office at 660 South Federal Highway, Pompano Beach, Florida from Alaron Development, L.L.C. which is owned and controlled by Steven, Michael and Carrie Greenberg. Lease payments for the four year term of the lease are $90,000 per year and the lease expires on June 30, 2002. The lease was not negotiated at arm's length; however, we believe that it is favorable to us in light of prevailing leases for similar properties in the same general geographic area.

Recent European Private Placement

         During May and June, 1999, the Company privately sold an aggregate of 948,450 shares of common stock at a price of $4.50 per share to 43 investors. None of such shares are registered and, in accordance with the requirements of Regulation S of the Securities and Exchange Commission, such shares cannot be resold in United States markets or to United States citizens for at least one year from their issuance and thereafter they may be sold only if they are registered or are eligible for an exemption from United States registration. Each investor has certified to the Company such investor's understanding and agreement to those requirements.

         In connection with the placement, the Company paid Robert Stein, the owner of the 35% interest in Limitup.com, a finder's fee of 10% of the gross proceeds ($426,803), which included our paying certain of his expenses. Additionally, we paid Prime Asset Management AG of Frankfurt, Germany ("Prime"), 434,466 shares of the Company's common stock as the distributor of the European placement. The shares issued to Prime Asset Management AG are subject to the same Regulation S restrictions on resale as are the shares sold to the 43 investors in Europe. Mr. Stefan Kallabis, a nominee for director of the Company, owns Prime Asset Management AG.

         In addition, in connection with the placement, we have issued to Prime, Warrants to purchase 600,000 shares of our common stock at $7.50 per share. If Prime exercises the Warrants, however, the shares of common stock will come from the holdings of the Greenberg family and not from the Company.

         Prime's Warrants will expire on the earlier of three years after the date of this prospectus or 45 days after the closing price for our common stock has been at or above $11.25 for at least 20 out of 30 consecutive trading days. In other words, if our common stock's price reaches $11.25 during the required period, Prime will have 45 days thereafter to exercise and pay for up to 600,000 shares or it will lose that right even earlier than the three-year final expiration of the Warrants. We have also agreed to register for resale by Prime any shares that it purchases by exercising the Warrants, subject to any applicable NASD limitations or restrictions.

         Future Transactions. All future transactions, including loans between us and our officers, directors, principal shareholders and affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                            Description of Securities

         We are authorized to issue 30,000,000 shares of common stock, $.01 par value, of which 10,276,199 shares are currently outstanding. After this offering, there will be 11,429,199 shares of common stock outstanding.

Common Stock

         Holders of common stock are entitled to dividends when, as and if declared by the board of directors out of available funds, subject to any priority as to dividends for any preferred stock that may be outstanding. Holders of common stock are entitled to cast one vote for each share held at all stockholders meeting for all purposes, including the election of directors. Cumulative voting for the election of directors is not permitted. The holders of more than fifty percent of the common stock issued and outstanding and entitled to vote, present in person or by proxy, constitutes a quorum at meetings of stockholders. The vote of the holders of a majority of common stock present at meetings generally decides all questions before such meeting. However, certain actions, such as amendments to certificate of incorporation, mergers or dissolutions, require the vote of the holders of a majority or two-thirds of the total outstanding common stock, not just a majority of those present at the meeting. On liquidation or dissolution, the holder of each outstanding share of common stock will be entitled to share ratably in the net assets of Alaron.com available for distribution to such stockholder after the payment of debts and other liabilities and after distributions to preferred stockholders, if any, legally entitled thereto. Holders of common stock do not have any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities convertible into shares of its stock. In addition, shareholders do not have redemption or conversion rights. The outstanding shares of common stock are, and the securities offered by this prospectus will be when issued and paid, fully paid and nonassessable.

         Under Nasdaq rules, from the balance of the approximately 18,570,000 authorized shares which will not be outstanding, we can issue at any one time up to an additional 20% of the then outstanding common stock without getting shareholder approval. Accordingly, we could at various times issue a significant number of shares of common stock without stockholder approval. We presently do not have any plans, agreements or undertakings involving the issuance of any such shares; however, we could use the issuance of such shares as a method of discouraging, delaying or preventing a change in control of the Company. An issuance of additional shares could significantly dilute our public ownership. This in turn could adversely affect the market price of our securities. We may in the future issue additional shares.

Preferred Stock

         We are authorized to issue 10,000,000 shares of preferred stock, $.01 par value. The preferred stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the board of directors. The board of directors is authorized to fix the designation of each series of preferred stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a sinking fund, conversion rights, voting rights, if any, other preferences, qualification, limitations, restrictions and the special or relative rights of each series not inconsistent with the provisions of the certificate of incorporation. We have no present plans to issue any shares of preferred stock.

Options

         As of the date hereof, we have not granted any options to purchase shares of common stock. A total of 1,050,000 shares of common stock are reserved for future issuance for options granted under the 1999 Stock Option Plan and the 1999 Executive Stock Option Plan.

Trading Symbol

         We have applied for inclusion of our common stock for quotation on the American Stock Exchange under the symbol ACOM. There is currently no public trading market for our common stock. Even if our common stock is accepted for quotation on the American Stock Exchange, we cannot assure you that a public trading market will ever develop or, if one develops, that it will be maintained.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

General

         Certain provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price of the shares held by shareholders. The foregoing provisions may not be amended in our certificate of incorporation or bylaws without the affirmative vote of the holders of two-thirds of the outstanding shares of common stock.

Special Meeting of Shareholders

         Our certificate of incorporation and bylaws provide that special meetings of our shareholders can be called only by the board of directors, the Chairman or the President, or holders of a majority of our outstanding voting stock.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

         Our certificate of incorporation and bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual or special meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice of prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received no later than the close of business on the 15th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever is first. The bylaws also specify certain requirements as to the content and form of a shareholder's notice. These provisions may preclude shareholders from bringing matters before the shareholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

Transfer Agent and Registrar

         The Transfer Agent for the Company's common stock is American Stock Transfer and Trust Company, New York, New York.

                         Shares Eligible for Future Sale

         Upon completion of the offering, we will have 11,776,199 shares of common stock outstanding. Of these shares, the 1,500,000 shares of common stock sold in the offering will be freely tradeable without restriction under the Securities Act of 1933. The remaining 10,276,199 shares of common stock will be "restricted securities" as defined in Rule 144 and will become eligible for public sale subject to the restrictions of Rule 144 commencing one year from their issuance. A total of 9,327,749 restricted shares will be eligible for sale under Rule 144 in April, 2000.

         In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the "restricted shares" (as that phrase is defined in Rule 144) were acquired from us and the date they were acquired from an "affiliate" of ours, as that term is defined in Rule 144 (an "Affiliate"), then the holder of the restricted shares (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock on The Nasdaq Stock Market during the four calendar weeks preceding the sale. The holder may only sell the shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of the sales, notices of the sales and the availability of current public information concerning us. An Affiliate may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

         Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us and the date they were acquired from an Affiliate, as applicable, a holder of these restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

         Our directors, executive officers and shareholders who own an aggregate of 10,276,199 shares of common stock (representing all of the issued and outstanding shares prior to this offering) have entered into written agreements not to sell, hedge or otherwise dispose of the shares of common stock beneficially owned by them for 12 months after the date of this prospectus without the consent of the Representative.

         We can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that these sales may occur, could adversely affect prevailing market prices.

                                  Underwriting

         Subject to certain terms and conditions contained in the Underwriting Agreement among us, certain of our shareholders and National Securities Corporation, as the representative of the underwriters (the "Representative"), the underwriters named below have severally agreed to purchase from us, and we have agreed to sell to the several underwriters, the number of shares of common stock set forth opposite their names below:

Name of Underwriter                                       Number of Shares

National Securities Corporation............................. 1,500,000
                                                             ---------

            Total........................................... 1,500,000
                                                             =========

         The Underwriting Agreement provides that the obligations of the several underwriters to purchase the shares included in this offering are subject to approval of certain legal matters by counsel and to various other conditions. If any of the shares of common stock are purchased by the underwriters pursuant to the Underwriting Agreement, all the shares of common stock (other than shares of common stock covered by the over-allotment option described below) must be so purchased.

         We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to certain payments that the underwriters may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC the indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The underwriters propose to offer the shares of common stock directly to the public at $____________ per share. The underwriters have advised us that they will not engage in sales to discretionary accounts without the prior specific written approval of the customer. The underwriters may allow certain dealers, who are members of the NASD, concessions, not in excess of $________ per share of common stock of which not in excess of $_______ per share of common stock may be reallowed to other dealers who are members of the NASD. The offering prices, reallowances and concessions will not be changed until after this offering has been completed.

         The following table shows the underwriting discounts and commissions to be paid to the Underwriters by us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the Underwriters' option to purchase additional shares of Common Stock.

                               No Exercise                Full Exercise
                               -----------                -------------

Per share                      $                          $
Total                          $                          $


         Certain of our shareholders have granted a 45-day over-allotment option to the underwriters to purchase up to 225,000 additional shares of common stock at the offering price less the underwriting discount. If the over-allotment option is exercised in full, the sales will be made by the following shareholders: Steven A. Greenberg - 101,250; Joel W. Greenberg, Trustee - 78,975; Michael A. Greenberg - 22,275; and Carrie A. Greenberg - 22,500. If the underwriters exercise such over-allotment option, then each of the underwriters will be committed, subject to certain conditions, to purchase the additional shares in approximately the same proportion as set forth in the above table. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the shares of common stock offered hereby.

         We have agreed to pay the Representative a non-accountable expense allowance of 3% of the gross proceeds of this offering, of which $50,000 has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the shares of common stock offered hereby for sale under the laws of the states the Representative designates, including expenses of counsel retained for that purpose by the Representative.

         Our directors, executive officers and our shareholders who own an aggregate of 9,327,749 shares of common stock have entered into written agreements not to sell, hedge or otherwise dispose of any of their common stock, options or warrants now owned or hereinafter acquired, for a period of 12 months from the date of this prospectus, without the prior written consent of the Representative.

         Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price for the common stock has been determined by negotiations between us and the underwriters and is not necessarily related to our asset value, net worth or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and certain other factors as were deemed relevant.

         In connection with this offering, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which the underwriters or selling group members may bid for or purchase common stock for the purpose of stabilizing its market price.

         The underwriters also may create a short position for the account of the underwriters by selling more common stock in connection with the offering than they are committed to purchase from us and in that case may purchase common stock in the open market following completion of the offering to cover all or a portion of that short position.

         The underwriters may also cover all or a portion of that short position, up to 225,000 shares of common stock, by exercising the over-allotment option. In addition, the Representative may impose "penalty bids" under contractual arrangements with the underwriters, whereby it may reclaim from an underwriter (or dealer participating in the offering) for the account of other underwriters, the selling concession with respect to common stock that is distributed in any offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

         Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in that state or an exemption from that requirement is available and is complied with.

Underwriters' Warrants

         We have agreed to sell to the Representative and its designees for an aggregate of $1,500, warrants (the "Underwriters' Warrants") to purchase up to 150,000 shares of common stock at an exercise price of $_____ per share (120% of the public offering price per share). The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this prospectus, except to the officers and partners of the Representative and members of the underwriting syndicate and selling group, and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of this prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriters' Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock. To the extent that the Underwriters' Warrants are exercised, dilution to the interests of our shareholders will occur. Further, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriters' Warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the Underwriters' Warrants. Any profit realized by the Underwriter on the sale of the Underwriters' Warrants or the underlying shares of common stock may be deemed additional underwriting compensation. We have agreed, at the request of the holders of a majority of the Underwriters' Warrants, at our expense (which may be substantial), to register the Underwriters' Warrants and the shares of common stock underlying the Underwriters' Warrants under the Securities Act on one occasion during the five (5) year period commencing one year following the date of this prospectus.

         Holders of the Underwriters' Warrants are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events including, but not limited to, stock dividends. The holders of the Underwriters' Warrants have no voting, dividend or other rights as shareholders of the Company with respect to the shares underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised. The Company is obligated at all times to set aside and have available sufficient number of authorized but unissued shares of common stock to be issued upon exercise of the Underwriters' Warrants.

         The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Underwriters, the Company, the Securities and Exchange Commission, Washington, D.C., and the Chicago Regional Office of the Securities and Exchange Commission, Chicago, Illinois.

                                  Legal Matters

         Wolin & Rosen Ltd., 2 North LaSalle Street, Chicago, Illinois, 60602, has acted as counsel for the Company in connection with this offering and will render an opinion concerning the legality of the sale of the securities offered hereby. D'Ancona & Pflaum LLC, 111 East Wacker Drive, Chicago, Illinois, 60601, has acted as counsel for the Underwriters in connection with this offering.

         Wolin & Rosen, Ltd. is receiving up to 3,000 shares of our common stock as part of its legal fees. The firm may sell those shares starting 60 days after the date of this prospectus, or earlier if the Underwriter allows it.


                                     Experts

         The combined balance sheets as of July 31, 1998 and 1997, and the consolidated statements of income, retained earnings, and cash flows for each of the two years in the period, included in this prospectus, have been included herein in reliance upon the report of Moore Stephens, P.C., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                       Where You Can Find More Information

         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, including amendments, relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete; however, all material information with respect to such contracts and documents are disclosed in this prospectus. In each instance, we refer you to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by the actual contract or other document.

         For further information with respect to us and the common stock offered hereby, we refer you to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and at Citicorp Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the internet at http://www.sec.gov.

         Following this offering, we will become subject to the reporting requirements of the Exchange Act and, in accordance therewith, we will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

         These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission set forth above, and copies of these materials can be obtained from the Commission's Public Reference Section at prescribed rates. We intend to furnish our shareholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----

ALARON.COM HOLDING CORPORATION

Pro Forma Combined Financial Statements [Unaudited]:
        Introductory Note...................................................................    P-1
        Pro Forma  Combined Balance Sheet as of April 30, 1999 [Unaudited]..................    P-2
        Pro Forma Combined Statement of Operations for the three months ended...............
          March 31, 1999 [Unaudited]........................................................    P-3
        Pro Forma Combined Statement of Operations for the year ended.......................
          December 31, 1998 [Unaudited].....................................................    P-4
        Notes to Pro Forma Financial Statements [Unaudited].................................    P-5

Historical Financial Statements:
        Report of Independent Auditors......................................................    F-1
        Balance Sheet as of April 30, 1999 [Unaudited] and December 31, 1998................    F-2
        Notes to Balance Sheet..............................................................    F-3 - F-4

ALARON TRADING COMPANY:

        Report of Independent Auditors......................................................    F-5
        Statement of Financial Condition as of April 30, 1999 [Unaudited] and
          July 31, 1998.....................................................................    F-6
        Statement of Operations for the nine months ended April 30, 1999....................
          and 1998 [Unaudited] and for the years ended July 31, 1998 and 1997...............    F-7
        Statement of Changes in Liabilities Subordinated to Claims of General Creditors.....    F-8
        Statement of Stockholders Deficit...................................................    F-9
        Statement of Cash Flows for the nine months ended April 30, 1999 and 1998
          [Unaudited] and the years ended July 31, 1998 and 1997............................    F-10
        Notes to Financial Statements.......................................................    F-11 - F-19



                                 . . . . . . . .

ALARON.COM HOLDING CORPORATION
PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENT
[UNAUDITED]
-------------------------------------------------------------------------------



The following pro forma combined balance sheet at April 30, 1999, and combined statements of operations for the three months then ended March 31, 1999, give effect to the following:

1. The assignment and contribution of all outstanding shares of Alaron Trading Company to the Company.

2. The completion of a private placement offering of the company's common stock.

3. An illustration of an offering of the Company's common stock and the application of net proceeds therefrom.

The pro forma combined information is based on the historical financial information of the Company, and Alaron Trading Company giving the effect to the combination of these entities under common control recorded on the historical basis, in a manner similar to pooling of interests method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The  pro  forma  combined   statements  of  operations   give  effect  to  these
transactions as if they had occurred a the beginning of the latest interim and fiscal year presented.

The pro forma combined statements have been prepared by the combining Company's management based upon historical financial statements of the Company and Alaron Trading Company. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma combined financial statements should be read in conjunction with the historic financial statement and notes contained elsewhere herein.

ALARON.COM HOLDING CORPORATION
--------------------------------------------------------------------------------
PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF APRIL 30, 1999.  [UNAUDITED]
--------------------------------------------------------------------------------

                                     Historical
                                     ----------
                                                Alaron        Pro Forma        Pro Forma       As Adjusted       As Adjusted
                              Alaron.com        Trading      Adjustments       Combined        Adjustments         Combined
                              ----------        -------      -----------       --------        -----------         --------
Assets:
    Cash and Cash
      Equivalents                  $--       $1,902,083    $3,841,222 [4]     $5,743,305     $14,050,000 [1]    $19,793,305
    Securities Owned                --       22,299,000            --         22,299,000                         22,299,000
    Due from Exchange
      Clearing Organization         --            8,563            --              8,563             --               8,563
    Receivable from
      Customers - Net               --          158,165            --            158,165             --             158,165
    Furniture, Equipment
      and Leaseholds - Net          --          191,251            --            191,251             --             191,251
    Other Assets                    --           38,223            --             38,223             --              38,223
                                   ---      -----------    ----------        -----------     -----------        -----------

    Total Assets                  $ --      $24,597,285    $3,841,222        $28,438,507     $14,050,000        $42,488,507
                                  ====      ===========    ==========        ===========     ===========        ===========

Liabilities and Stockholders' Equity:
Liabilities:
    Payable to Customers           $-- $     21,878,925  $         --     $   21,878,925 $           --     $    21,878,925
    Accrued Commissions             --          414,747            --            414,747             --             414,747
    Accounts Payable and
      Accrued Expenses              --          228,974            --            228,974             --             228,974
                                   ---      -----------    ----------        -----------     -----------        -----------

    Total Liabilities               --       22,522,646            --         22,522,646             --          22,522,646
                                   ---      -----------    ----------        -----------     -----------        -----------

Subordinated Borrowings             --        1,100,000            --          1,100,000             --           1,100,000
                                   ---      -----------    ----------        -----------     -----------        -----------
Commitments and
    Contingent Liabilities          --               --            --                 --             --                  --
                                    --               --            --                 --             --                  --
Stockholders' Equity:
    Preferred Stock                --               --            --                 --             --                  --
    Common Stock                88,933        6,169,928    (6,169,928)[1]        102,762         15,000 [1]         118,017
                                                               13,829 [4]                           255 [2]
    Paid-in Capital            (29,644)              --       915,350 [1]      9,908,388     14,034,745 [1]      23,943,133
                                                            3,827,393 [4]
    Accumulated Deficit             --       (5,195,289)          --          (5,195,289)            --          (5,195,289)
    Common Stock
      Subscription             (59,289)              --        59,289 [1]             --             --                  --
                               -------      -----------    ----------        -----------     -----------        -----------

    Total Stockholders'
      Equity                        --          974,639     3,841,222          4,815,861     14,050,000          18,865,861
                                   ---      -----------    ----------        -----------     -----------        -----------

    Total Liabilities and
      Stockholders'
        Equity                     $--      $24,597,285    $3,841,222        $28,438,507    $14,050,000         $42,488,507
                                   ===      ===========    ==========        ===========    ===========         ===========

See Notes to Pro Forma Combined Financial Statements.

ALARON.COM HOLDING CORPORATION
--------------------------------------------------------------------------------

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED
MARCH 31, 1999.   [UNAUDITED]
--------------------------------------------------------------------------------

                                                         Historical
                                                         ----------
                                                  Alaron.com     Alaron Trading
                                                  ----------     --------------
                                                 Three months     Three months
                                                     ended            ended
                                                   March 31,        April 30,         Pro Forma           Pro Forma
                                                    1 9 9 9          1 9 9 9         Adjustment           Combined
                                                    -------          -------         ----------           --------
Revenues:
    Commissions and Fees                              $ --        $2,973,690             $ --           $ 2,973,690
    Interest                                            --           235,728               --               235,728
    Other Income                                        --            12,825               --                12,825
                                                       ---         ---------              ---             ---------

    Total Revenues                                      --         3,222,243               --             3,222,243
                                                       ---         ---------              ---             --------

Expenses:
    Commissions                                         --         1,409,683               --             1,409,683
    Employee Compensation                               --           567,522               --               567,522
    Clearing Charges                                    --           448,643               --               448,643
    Communications                                      --           207,830               --               207,830
    Advertising and Marketing                           --           253,246               --               253,246
    Data Processing                                     --           141,482               --               141,482
    Occupancy and Equipment Rental                      --           114,959               --               114,959
    Arbitration Settlement                              --            16,475               --                16,475
    Interest Expense                                    --            34,119               --                34,119
    Other Expenses                                      --           183,996               --               183,996
                                                       ---         ---------              ---             --------

    Total Expenses                                      --         3,377,955               --             3,377,955
                                                       ---         ---------              ---             --------

    Pro Forma Net [Loss]                               $--         $(155,712)             $--             $(155,712)
                                                       ===         =========              ===             =========

    Pro Forma [Loss] Per Share                                                                            $    (.01)
                                                                                                          =========

    Weighted Average Number of
      Shares Outstanding                                                                                 11,801,699
                                                                                                         ==========


See Notes to Pro Forma Combined Financial Statements.

ALARON.COM HOLDING CORPORATION
--------------------------------------------------------------------------------

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1998.   [UNAUDITED]
--------------------------------------------------------------------------------

                                                              Historical
                                                              ----------
                                                      Alaron.com    Alaron Trading
                                                         From        Twelve months
                                                     Inception to        ended
                                                     December 31,      July 31,      Pro Forma             Pro Forma
                                                        1 9 9 8         1 9 9 8     Adjustment             Combined
                                                        -------         -------     ----------             --------
Revenues:
    Commissions and Fees                                  $--       $12,053,657     $(689,188) [2]      $11,364,469
    Interest                                               --         1,341,301      (205,736) [2]        1,135,565
    Other Income                                           --           114,199        83,488  [2]          197,687
                                                          ---        ----------      --------            ----------

    Total Revenues                                         --        13,509,157      (811,436)           12,697,721
                                                          ---        ----------      --------            ----------

Expenses:
    Commissions                                            --         5,529,762      (340,521) [2]        5,189,241
    Employee Compensation                                  --         3,015,803      (348,485) [2]        2,708,196
                                                                                       40,878  [3]
    Clearing Charges                                       --         2,551,977      (349,592) [2]        2,202,385
    Communications                                         --           550,114        85,815  [2]          635,929
    Advertising and Marketing                              --           609,004       (63,604) [2]          545,400
    Data Processing                                        --           688,364           516  [2]          688,880
    Occupancy and Equipment Rental                         --           422,182       167,315  [2]          589,497
    Bad Debt Expense                                       --           465,000         3,837  [2]          468,837
    Arbitration Settlement                                 --           232,153       (88,498) [2]          143,655
    Interest Expense                                       --           117,627        34,445  [2]          152,072
    Other Expenses                                         --           764,857      (108,547) [2]          656,310
                                                          ---        ----------      --------            -----------

    Total Expenses                                         --        14,946,843      (966,441)           13,980,402
                                                          ---        ----------      --------            ----------

    Pro Forma Net [Loss]                                  $--       $(1,437,686)     $155,005           $(1,282,681)
                                                          ===       ===========      ========           ===========

    Pro Forma [Loss] Per Share                                                                          $      (.11)
                                                                                                        ===========

    Weighted Average Number of
      Shares Outstanding                                                                                 11,801,699
                                                                                                         ==========



See Notes to Pro Forma Combined Financial Statements.

ALARON.COM HOLDING CORPORATION
NOTES  TO PRO FORMA COMBINED FINANCIAL STATEMENTS   [UNAUDITED]
--------------------------------------------------------------------------------

Pro Forma and Combining Adjustments:

[1] To give effect to the assignment and contribution of Alaron Trading Company common stock to the Company.

[2] Adjustments to update Alaron Trading income statements for the year ended July 31, 1998. Adjustments to included Alaron Trading revenue and expenses for the period August 1, 1998 to January 31, 1999 and elimination of Alaron Trading revenue and expenses for the period August 1, 1997 to January 31, 1998.

[3]        To adjust officer compensation based on employment agreements.

[4] To give effect to the private placement sale of 948,450 common shares for gross proceeds of $4,268,025 and commissions paid of $426,803 plus 434,466 shares of common stock.

As Adjusted Adjustments:

[1] To illustrate net proceeds of $14,050,000 received from an initial offering of 1,500,000 shares of the Company's common stock.

[2] To record 22,500 shares issued in connection with a joint venture agreement and 3,000 shares issued for professional services due upon closing.





                                . . . . . . . . .

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
        Alaron.com Holding Corporation
        Chicago, Illinois



        We have audited the accompanying balance sheet of Alaron.com Holding Corporation as of December 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

        As discussed in Note 1, the Company was inactive on December 31, 1998.

        In our opinion, the balance sheet referred to above presents fairly, in all material, respects, the financial position of Alaron.com Holding Corporation as of December 31, 1998, in conformity with generally accepted accounting principles.





                                          MOORE STEPHENS, P. C.
                                          Certified Public Accountants.


New York,  New York
February 12, 1999, except
for Note 4F as to which
the date is June 19, 1999

ALARON.COM HOLDING CORPORATION
-------------------------------------------------------------------------------

BALANCE SHEETS
-------------------------------------------------------------------------------

                                                                                     April 30,    December 31,
                                                                                      1 9 9 9        1 9 9 8
                                                                                    ----------      --------
                                                                                    [Unaudited]

Assets                                                                              $     --        $   --
                                                                                    ==========      ========


Commitments and Contingencies                                                                        --

Stockholders' Equity:
        Preferred Stock, 10,000,000 Shares Authorized, $.01 Par Value,
          None Issued                                                               $     --        $   --

        Common Stock, 30,000,000 Shares Authorized, $.01 Par Value,
          8,893,283 Shares Issued and Outstanding                                       88,933        88,933

        Additional Paid-in Capital                                                     (29,644)      (29,644)

        Common Stock Subscription Receivable                                           (59,289)      (59,289)
                                                                                    ----------      --------

        Total Stockholders' Equity                                                  $     --        $   --
                                                                                    ==========      ========



See Notes to Financial Statements.

ALARON.COM HOLDING CORPORATION
NOTES TO BALANCE SHEET
--------------------------------------------------------------------------------

[1] Description of Business

Alaron.com Holding Corporation [the "Company"], was incorporated on December 4, 1998 [date of inception], under the laws of the State of Delaware [See Note 3].

[2] Description of Securities

The authorized capital stock of the Company consists of 30,000,000 shares of common stock, $.01 par value per share and 10,000,000 shares of preferred stock, $.01 par value per share. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders.

[3] Preorganization Subscription Agreement

A preorganization subscription agreement was entered into in December 1998 which provides for the issuance of 8,893,283 [Post Split] shares of the Company's common stock on a subscription basis. At December 31, 1998, a subscription receivable of $59,289 had been recorded as a deduction from stockholders' equity.

[4] Subsequent Events

[A] Share Assignment and Contribution Agreement - The Company entered into share assignment and contribution agreements dated in April 1999 [the "Stock Assignment Agreement"] with the shareholders of Alaron Trading Corporation ["ATC"], to accept the assignment and contribution of all issued and outstanding common stock of ATC. It is intended that ATC will operate as wholly-owned subsidiary of the Company.

[B] Stock Option Plan and Executive Stock Option Plan - The Company has adopted a stock option plan [the "Plan"] in April 1999. The Plan authorizes the grant of options to purchase up to an aggregate of 300,000 shares of its common stock to all full-time salaried or commissioned employees of the Company.

The Executive Plan authorizes the grant of options to purchase up to an aggregate of 350,000 share of the Company's common stock to all executive officers and members of the Board of Directors.

Stock options granted to purchase common stock under the Plan and the Executive plan at a price to be determined by the Board of Directors but may not be less than the fair market value of the common stock. The exercise price of incentive stock options granted to persons owning more than ten percent of the outstanding voting stock of the Company must be at 110% of the fair market value of the common stock on the date of the grant. Options granted under the Plan shall vest 40% at the end of two years from the date such options are granted, and 20% for each succeeding year. The maximum number of shares for which options may be granted under the Plan and the Executive Plan during any calendar year may not exceed 350,000. Other than these limits of 25,000 options per year, there is not limitation on the aggregate number of stock options which may be granted to any optionee under the Plan and the Executive Plan.

ALARON.COM HOLDING CORPORATION
NOTES TO BALANCE SHEET, Sheet #2
--------------------------------------------------------------------------------

[4] Subsequent Events [Unaudited] [Continued]

[C] Employment Agreements - In April 1999, the Company entered into five-year employment agreements with each principal stockholders of the Company. Each employment agreement will automatically renew for addition one year terms.

The agreements provide for an aggregate of $621,000 to be paid as base salaries during the first year of employment. Individually each employment agreements provides for first year compensation ranging between $50,000 to $200,000. Annual base compensation may be increased in an amount to be determined by the Board of Directors but must be increased by at least 5% of the base salary for each succeeding year.

Each agreement also provides for annual incentive bonuses equal to a percentage of income in excess of $1,000,000.

Three  of  the  above   mentioned   employment   agreements   also  provide  for
nondiscretionary monthly cash bonuses of $45,137 during the term of the agreement.

[D] Private Placement - In May and June 1999, Prime Asset Management ["Prime"] acted as a distributor of a foreign private placement of 948,450 shares of the Company's common stock at a sales price of $4.50 per share. Prime received 434,466 shares of the Company's common stock for being distributor of the placement. In addition, Prime received warrants to purchase 600,000 shares of the Company's common stock at $7.50 per share. If Prime exercises the warrants, the shares of common stock will come from holdings of certain significant shareholders and not from the Company. The warrants will expire on the earlier of three year after the offering closing date or 45 days after the closing price for the Company's common stock being at or above $11.25 for at least 20 out of 30 consecutive trading days.

In connection with the placement, a significant shareholder of Limitup.com will receive a finders fee of placement 10% [$426,803] of the gross proceeds of the private placement.

[E] Joint Venture - In February 1999, the Company agreed to purchase a 65% ownership in Limitup.com, Inc. in exchange of 22,500 shares of the Company common stock. The Agreement is contingent upon consummation of a public offering of the Company's common stock. Limitup.com is wholly-owned by a related party of the Company.

[F] Stock Split - In June 1999, the Company declared a 3-for-2 stock split. All share data have been retroactively adjusted.

[G] Proposed Public Offering - The Company intends to make a public offering of its securities. The net proceeds of the offering is expected to be approximately $14,000,000.

[H] New Authoritative Announcements -The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

ALARON.COM HOLDING CORPORATION
NOTES TO BALANCE SHEET, Sheet #3
--------------------------------------------------------------------------------


[4] Subsequent Events [Unaudited] [Continued]

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.

In February 1998, the FASB issued SFAS No. 132, "Employers Disclosure about Pension and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company.

In June  1998,  the  FASB  issued  SFAS  No.  133,  "Accounting  for  Derivative
Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 is not expected to have a material impact on the Company.

In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprises." SFAS No. 134 is not expected to have a material impact on the Company.

In February 1999, the FASB issued SFAS No. 135, which is a recission of SFAS No. 75, "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Government Units" SFAS No. 135 is not expected to have a material impact on the Company.

The FASB has had on its agenda a project to address certain practice issues regarding Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The FASB plans on issuing various interpretations of APB Opinion No. 25 to address these practice issues. The proposed effective date of these interpretations would be the issuance date of the final Interpretation, which is expected to be in September 1999. If adopted, the Interpretation would be applied prospectively but would be applied to plan modification and grants that occur after December 15, 1998. The FASB's tentative interpretations are as follows:

ALARON.COM HOLDING CORPORATION
NOTES TO BALANCE SHEET, Sheet #4
--------------------------------------------------------------------------------


[4] Subsequent Events [Unaudited] [Continued]


o APB Opinion No. 25 has been applied in practice to include in its definition of employees, outside members of the board or directors and independent contractors. The FASB's interpretation of APB Opinion No. 25 will limit the definition of an employee to individuals who meet the common law definition of an employee [which also is the basis for the distinction between employees and nonemployees in the current U.S. tax code]. Outside members of the board of directors and independent contractors would be excluded from the scope of APB Opinion No. 25 unless they qualify as employees under common law. Accordingly, the cost of issuing stock options to board members and independent contractors not meeting the common law definition of an employee will have to be determined in accordance with FASB Statement No. 123, "Accounting for Stock-Based Compensation," and usually recorded as an expense in the period of the grant [the service period could be prospective, however, depending on the terms of the options].

o Options [or other equity instruments] of a parent company issued to employees of a subsidiary should be considered options, etc. issued by the employer corporation in the consolidated financial statements and accordingly, APB Opinion No. 25 should continue to be applied in such situations. This interpretation would apply to subsidiary companies only; it would not apply to equity method investees or joint ventures.

o If the terms of an option [originally accounted for as a fixed option] are modified during the option term to directly change the exercise price, the modified option should be accounted for as a variable option. Variable grant accounting should be applied to the modified option from the date of the modification until the date of exercise. Consequently, the final measurement of compensation expense would occur at the date of exercise. The cancellation of an option and the issuance of a new option with a lower exercise price shortly thereafter [for example, within six months] to the same individual should be considered in substance a modified [variable] option.

o Additional interpretations will address how to measure compensation expense when a new measurement date is required.

[I] Unaudited Interim Statements - The financial statements as of April 30, 1999 and for the nine months ended April 30, 1999 and 1998 are unaudited; however in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary to make the interim financial statements not misleading have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.



                                . . . . . . . . .

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
        Alaron Trading Corporation
        Chicago, Illinois



        We have audited the accompanying statement of financial condition of Alaron Trading Corporation as of July 31, 1998, and the related statements of operations, changes in liabilities subordinated to claims of general creditors, changes in stockholders' equity and cash flows for the years ended July 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material, respects, the financial position of Alaron Trading Corporation as of July 31, 1998, and the results of its operations and its cash flows for the years ended July 31, 1998 and 1997, in conformity with generally accepted accounting principles.





                                            MOORE STEPHENS, P. C.
                                            Certified Public Accountants.


Cranford, New Jersey
February 12, 1999

ALARON TRADING COMPANY
--------------------------------------------------------------------------------

STATEMENTS OF FINANCIAL CONDITION
--------------------------------------------------------------------------------

                                                                                 April 30,        July 31,
                                                                                  1 9 9 9          1 9 9 8
                                                                                ------------    ------------
                                                                                [Unaudited]
Assets:
        Cash and Cash Equivalents                                               $  1,902,083    $  2,525,421
        Securities Owned                                                          22,299,000      18,821,639
        Due from Exchange Clearing Organization                                        8,563         103,005
        Receivable from Customers [Net of Allowance of $465,000
          and $453,112 at April 30, 1998 and July 31, 1998, Respectively]            158,165         312,662
        Furniture, Equipment and Leasehold Improvements - At Cost
          [Net of Accumulated Depreciation and Amortization]                         191,251         216,564
        Other Assets                                                                  38,223          57,303
                                                                                ------------    ------------

        Total Assets                                                            $ 24,597,285    $ 22,036,594
                                                                                ============    ============

Liabilities and Stockholders' Equity:
Liabilities:
        Payable to Customers                                                    $ 21,878,925    $ 18,862,013
        Accrued Commissions                                                          414,747         394,116
        Accounts Payable and Accrued Expenses                                        228,974         325,352
                                                                                ------------    ------------

        Total Liabilities                                                         22,522,646      19,581,481
                                                                                ------------    ------------

Subordinated Borrowings                                                            1,100,000       1,000,000
                                                                                ------------    ------------

Commitments and Contingent Liabilities                                                  --              --
                                                                                ------------    ------------

Stockholders' Equity:
        Common Stock, No Par Value; 20,000,000 Shares Authorized,
          1,979,285 Shares Issued and Outstanding                                  6,169,928       6,090,980

        Accumulated Deficit                                                       (5,195,289)     (4,635,867)
                                                                                ------------    ------------

        Total Stockholders' Equity                                                   974,639       1,455,113
                                                                                ------------    ------------

        Total Liabilities and Stockholders' Equity                              $ 24,597,285    $ 22,036,594
                                                                                ============    ============


The Accompanying Notes are an Integral Part of these Financial Statements.

ALARON TRADING COMPANY
--------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                       Nine months ended                 Years ended
                                                                            April 30,                       July 31,
                                                                  ----------------------------    ----------------------------
                                                                     1 9 9 9         1 9 9 8         1 9 9 8         1 9 9 7
                                                                  ------------    ------------    ------------    ------------
                                                                   [Unaudited]     [Unaudited]

Revenues:
        Commissions and Fees                                      $  8,173,769    $  8,995,099    $ 12,053,658    $ 11,046,203
        Interest                                                       713,009       1,043,235       1,341,301       1,148,476
        Other Income                                                   101,480          60,079         114,199         109,915
                                                                  ------------    ------------    ------------    ------------

        Total Revenues                                               8,988,258      10,098,413      13,509,158      12,304,594
                                                                  ------------    ------------    ------------    ------------

Expenses:
        Commissions                                                  3,696,180       4,164,424       5,529,761       5,668,973
        Employee Compensation and Related
          Benefits                                                   1,852,977       2,238,609       3,015,803       2,800,355
        Clearing Charges, Exchange Fees and Other
          Trade Costs                                                1,365,311       1,969,947       2,551,977       2,040,188
        Communications                                                 426,597         418,139         550,114         537,729
        Advertising and Marketing                                      515,975         458,819         609,004         531,488
        Data Processing                                                432,542         471,145         688,364         458,067
        Occupancy and Equipment Rental                                 400,706         205,483         422,182         262,681
        Bad Debt Expense                                                 3,837         350,000         465,000         366,507
        Arbitration Settlements                                         35,964         135,584         232,153          78,154
        Interest Expense                                                93,219          79,740         117,627            --
        Other Administrative Expenses                                  724,372         701,545         764,857         513,774
                                                                  ------------    ------------    ------------    ------------

        Total Expenses                                               9,547,680      11,193,435      14,946,842      13,257,916
                                                                  ------------    ------------    ------------    ------------

        Net Loss                                                  $   (559,422)   $   (745,022)   $ (1,437,684)   $   (953,322)
                                                                  ============    ============    ============    ============

The Accompanying Notes are an Integral Part of these Financial Statements.

ALARON TRADING COMPANY
--------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL
CREDITORS
--------------------------------------------------------------------------------



Subordinated Borrowings at July 31, 1996                            $       --

        Maturities                                                          --

        Borrowings                                                          --

Subordinated Borrowings at July 31, 1997                                    --

        Maturities                                                          --

        Borrowings                                                   1,000,000
                                                                    ----------

Subordinated Borrowings at July 31, 1998                             1,000,000

        Maturities                                                          --

        Borrowings                                                     100,000
                                                                    ----------

Subordinated Borrowings at April 30, 1999 [Unaudited]               $1,100,000
                                                                    ==========




The Accompanying Notes are an Integral Part of these Financial Statements.

ALARON TRADING COMPANY
--------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                    Common Stock
                                             -------------------------                      Total
                                             Stockholders'                               Accumulated
                                                Shares        Amount        Deficit         Equity
                                             -----------   -----------    -----------    -----------

Balance - July 31, 1996                        1,800,000   $ 4,341,846    $(2,244,861)   $ 2,096,985

        Capital Contributions                       --       1,325,675           --        1,325,675

        Net Loss                                    --            --         (983,322)      (953,322)
                                             -----------   -----------    -----------    -----------

Balance - July 31, 1997                        1,800,000     5,667,521     (3,198,183)     2,469,338

        Issuance of Common Stock                 176,285        84,265           --           84,265

        Capital Contributions                       --       1,157,984           --        1,157,984

        Capital Withdrawals                         --        (818,790)          --         (818,790)

        Net Loss                                    --            --       (1,437,684)    (1,437,684)
                                             -----------   -----------    -----------    -----------

        Balance - July 31, 1998                1,976,285     6,090,980     (4,635,867)     1,455,113

        Capital Contributions                       --         700,000           --          700,000

        Capital Withdrawals                         --        (621,052)          --         (621,052)

        Net Loss                                    --            --         (559,422)      (559,422)
                                             -----------   -----------    -----------    -----------

        Balance - April 30, 1999
          [Unaudited]                          1,976,285   $ 6,169,928    $(5,195,289)   $   974,639
                                             ===========   ===========    ===========    ===========




The Accompanying Notes are an Integral Part of these Financial Statements.

ALARON TRADING COMPANY
--------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                            Nine months ended               Years ended
                                                                April 30,                      July 31,
                                                         -----------------------        ----------------------
                                                         1 9 9 9        1 9 9 8         1 9 9 8        1 9 9 7
                                                         -------        -------         -------        -------
                                                       [Unaudited]    [Unaudited]
Operating Activities:
        Net Loss                                      $  (559,422)   $(1,095,022)   $(1,437,684)   $  (953,322)
        Adjustments to Reconcile Net Loss to
          Net Cash [Used for] Operating Activities:
          Depreciation and Amortization                    25,313         10,500         14,471         10,564
          Provision for Doubtful Accounts                   3,837        350,000        465,000        366,507
          Issuance of Common Stock as
             Compensation                                    --             --           84,265           --

        Changes in Assets and Liabilities:
          [Increase] Decrease in:
             Securities Owned                          (3,481,198)     4,381,507      7,349,537     (8,404,054)
             Receivable from Clearing Broker               94,442     (2,556,803)       669,685       (241,503)
             Receivable from Customers                    154,497       (275,132)      (278,519)      (384,787)
             Other Assets                                  19,080       (179,015)       (20,156)         2,973

          Increase [Decrease] in:
             Payable to Customers                       3,016,912     (2,189,623)    (8,177,794)     8,915,189
             Accounts Payable and Accrued
               Expenses                                   (96,378)           133        211,688       (166,217)
             Accrued Commissions                           20,631         57,029        (52,495)       100,240
                                                      -----------    -----------    -----------    -----------

        Net Cash - Operating Activities                  (802,286)    (1,496,426)    (1,172,002)      (754,410)
                                                      -----------    -----------    -----------    -----------

Investing Activities:
        Purchase of Equipment                                --          (26,318)          --          (11,939)
                                                      -----------    -----------    -----------    -----------

Financing Activities:
        Capital Contributions                             700,000      2,103,515      1,157,984      1,325,675
        Capital Withdrawals                              (621,052)    (1,734,322)      (818,790)          --
        Proceeds from Subordinated Borrowing              100,000      1,000,000      1,000,000           --
                                                      -----------    -----------    -----------    -----------

Net Cash - Financing Activities                           178,948      1,369,193      1,339,194      1,325,675
                                                      -----------    -----------    -----------    -----------

        Net [Decrease] Increase in Cash and
          Cash Equivalents                               (623,338)      (153,551)       167,192        559,326

Cash and Cash Equivalents - Beginning
of Periods                                              2,525,421      2,358,229      2,358,229      1,798,903
                                                      -----------    -----------    -----------    -----------

        Cash and Cash Equivalents - End
          of Periods                                  $ 1,902,083    $ 2,204,678    $ 2,525,421    $ 2,358,229
                                                      ===========    ===========    ===========    ===========

Supplemental Disclosures of Cash Flow Information:
        Cash paid during the periods for:
          Interest                                    $    93,219    $    79,740     $  117,627    $      --
          Taxes                                       $      --      $      --       $     --      $      --

The Accompanying Notes are an Integral Part of these Financial Statements.

ALARON TRADING CORPORATION
NOTES TO FINANCIAL STATEMENTS
[Information as of and for the Nine Months ended April 30, 1999 is Unaudited]
--------------------------------------------------------------------------------

[1] Description of Business

Alaron Corporation [the "Company"] is an Illinois corporation organized in 1989 and provides both "full" and "discount" services to individual and corporate customers effecting transactions in futures contracts and options. The Company is registered with the Commodity Futures Trading Commission ["CFTC"] and the Nation Futures Association ["NFA"]. Trading activity is conducted through an omnibus account maintained with a clearing member, who is a member of various commodity exchanges.

[2] Significant Accounting Policies

Cash and Cash Equivalents - Cash and cash equivalents include highly liquid instruments, with original maturities of less than ninety days, that are not held for sale in the ordinary course of business.

Securities and Commodities Owned - Proprietary securities and commodities transactions are recorded on the transaction date; positions are marked to market with related gains and losses recognized currently in income. Gains and losses on open commodity futures, options on futures contracts, and forward contracts, which are marked to market, are recognized currently in income.

Depreciation and Amortization - Depreciation of furniture and equipment is computed using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight line basis over the lesser of the estimated useful lives of the assets or the lease term.

Income Recognition - Commissions and related expenses are recorded on a half-turn basis for commodity futures and options transactions. Commission income is presented net of commissions paid or accrued to introducing brokers.

Advertising - The Company expenses the production costs of advertising as the costs are incurred.

Income Taxes - The Company has elected to be taxed as an "S corporation" under provisions of the Internal Revenue Code. Under those provisions, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income. Therefore, no provision or liability is established for federal income taxes in the Company's financial statements. Due to net losses incurred, pro forma income tax information is not presented as it would not be significantly different from actual results of the Company.

Translation of Foreign Currencies - The Company accounts for its transactions denominated in foreign currencies in accordance with Financial Accounting Standards Board ["FASB"] Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, while the income statement accounts are translated at the rate at time of trade. Gains or losses resulting from foreign currency transactions are included in net income.

ALARON TRADING CORPORATION
NOTES TO FINANCIAL STATEMENTS, Sheet #2
[Information as of and for the Nine Months ended April 30, 1999 is Unaudited]
--------------------------------------------------------------------------------


Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles ["GAAP"] and prevailing industry practices require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Reclassification - Certain previously reported amounts have been reclassified to conform with current period presentation.

[3] Fair Value of Financial Instruments

Substantially all of the Company's assets and liabilities are considered financial instruments as defined by Statement of Financial Accounting Standards No. 107. The financial instruments of the Company are reported in the financial statements at market or fair value, or at amounts that approximate fair value because of there short maturity. The fair value estimate of the Company's subordinated borrowings approximate the current rates offered to the Company with substantially the same characteristics and maturities.

[4] Assets Segregated or Held in Separate Accounts Under Federal or Other Regulations

Included in the statement of financial condition are assets segregated or held in separate accounts under the Commodity Exchange Act and other domestic regulations as follows:

                                                    April 30,         July 31,
                                                    1 9 9 9           1 9 9 8
                                                  ----------      ----------
                                                  [Unaudited]

Cash and Cash Equivalents                         $   268,360     $   555,447
Securities Owned                                   21,822,551      18,406,062
                                                   ----------      ----------

        Total Segregated Assets                   $22,090,911     $18,961,509
        -----------------------                   ===========     ===========

[5] Receivables from and Payables to Customers

Receivables from and payables to customers represent balances arising in connection with commodities transactions, including gains and losses on open commodity futures contracts. Marketable, customer-owned securities, consisting primarily of U.S. Government securities, are held by the Company as collateral for receivables from customers. Customer-owned securities held by the Company and the net value of customers' options on futures positions are not reflected in the consolidated statement of financial condition. A portion of these securities has been deposited as margin with exchange clearing organizations.

ALARON TRADING CORPORATION
NOTES TO FINANCIAL STATEMENTS, Sheet #3
[Information as of and for the Nine Months ended April 30, 1999 is Unaudited]
--------------------------------------------------------------------------------

[6] Securities Owned

The components of securities owned, at market value, are as follows:

                                            April 30,         July 31,
                                             1 9 9 9          1 9 9 8
                                           -----------     -----------
                                           [Unaudited]

Overnight Investments                      $16,042,640     $10,517,682
U.S. Treasury Obligations                    6,256,360       8,270,319
Marketable Equity Securities                        --          33,638
                                           -----------     -----------

        Totals                             $22,299,000     $18,821,639
        ------                             ===========     ===========

Overnight investments represent the simultaneous purchase and resale of U.S. Treasury obligations with same day settlement on the purchase and next day settlement on the resale.

[7] Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements consist of:

                                                                 July 31,
                                                                  1 9 9 8
                                                                ---------


Leasehold Improvements                                          $ 339,643
Furniture and Equipment                                            78,977
Less: Accumulated Depreciation and Amortization                  (202,056)
                                                                ---------

        Net                                                     $ 216,564
        ---                                                     =========

Depreciation expense of $14,471 and $10,564 was recorded for the years ended July 31, 1998 and 1997, respectively.

[8] Liabilities Subordinated to Claims of General Creditors

Liabilities subordinated to claims of general creditors at July 31, 1998 represent a $1,000,000 borrowing from a stockholder pursuant to a subordinated loan agreement. The borrowing provides for interest at the rate of 12.50% percent per annum and was renewed subsequent to July 31, 1998 to mature in September 1999.

Subordinated stockholder borrowings are available in computing adjusted net capital under the minimum capital requirements. To the extent that such borrowings are required for the Company's continued compliance with minimum net capital requirements, they may not be repaid.

For the year ended July 31, 1998, the Company recorded $101,000 in interest expense related to the subordinated borrowing.

ALARON TRADING CORPORATION
NOTES TO FINANCIAL STATEMENTS, Sheet #4
[Information as of and for the Nine Months ended April 30, 1999 is Unaudited]
--------------------------------------------------------------------------------

The   National   Futures   Association   ["NFA"],   the   Company's   Designated
Self-Regulatory Organization, has approved this borrowings as acceptable regulatory capital. These liabilities are subordinated to the claims of present and future general creditors, and the loan agreements provide that the notes cannot be repaid if such repayments will cause the Company to fail to meet the financial requirements established by the CFTC.

[9] Commitments and Contingencies

Financial instruments sold, not yet purchased, represent obligations of the Company to deliver specified financial instruments or commodities at contracted prices, thereby creating commitments to purchase the financial instruments or commodities in the markets at the prevailing prices. Consequently, the Company's ultimate obligation to satisfy the sale of financial instruments sold, not yet purchased, may exceed the amounts recognized in the statement of financial condition.

The Company leases office space and equipment under lease agreements, two of which are from an affiliate, expiring December 31, 2004. At July 31, 1998, the aggregate minimum annual rental commitments under the leases, exclusive of additional payments that may be required for certain increases in operating expenses and taxes, are as follows:

     Years Ending
        July 31,             Affiliate            Other              Amount
        --------            ----------          --------          ----------

        1999                $  340,000          $ 63,042          $  403,042
        2000                   350,000            58,818             408,818
        2001                   360,400            44,533             404,933
        2002                   371,216            21,942             393,158
        2003                   292,465                --             292,465
        Thereafter             152,082                --             152,082
                            ----------          --------          ----------

        Totals              $1,866,163          $188,335          $2,054,498
        ------              ==========          ========          ==========

Rent expense for the year ended July 31, 1998 was $194,430. This includes $108,134 paid to an affiliate for the year ended July 31, 1998, respectively.

Various legal actions are pending against the Company, many involving ordinary routine litigation incidental to the business. In the opinion of management, after consultation with outside counsel, the ultimate liability, if any, in excess of amount currently recorded, will not have a material effect on the financial condition, results of operations or liquidity of the Company.

[10] Related Party Transactions

An entity affiliated through common ownership introduces customers to the Company. For the year ended July 31, 1998, net commissions from customers introduced to the Company by this affiliate were approximately $519,000.

ALARON TRADING CORPORATION
NOTES TO FINANCIAL STATEMENTS, Sheet #5
[Information as of and for the Nine Months ended April 30, 1999 is Unaudited]
--------------------------------------------------------------------------------

[11] Off-Balance-Sheet Risk and Concentration of Credit Risk

The Company is a futures commission merchant responsible for the credit risk of the customers it introduces to, and which are carried on an omnibus basis on the books of, its clearing broker. The Company's customers are primarily individual investors, some of whom are introduced to the Company by introducing brokers. To reduce its risk, the Company requires its customers to meet, at a minimum, the greater of the margin requirements established by each of the exchanges at which contracts are traded or the margin requirement established by its clearing broker. In addition, the Company has entered into agreements for accounts originating from other introducing brokers whereby such amounts are guaranteed by these brokers. Margin is a good faith deposit from the customer, which reduces risk to the Company of failure on behalf of the customer to fulfill any obligation under these contracts. To minimize its exposure to risk of loss due to market variation, the Company adjusts these margin requirements as needed. Customers may also be required to deposit additional funds, securities or other collateral. As a result of market variation, the Company may satisfy margin requirements by liquidating certain customer positions. Management believes the margin deposits and collateral held at July 31, 1998 were adequate to minimize the risk of material loss that could be created by positions held at that time.

The Company enters into various transactions with futures commission merchants and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each counterparty with which it conducts business.

[12] Concentrations of Credit

The Company is engaged in various trading and brokerage activities whose counterparties primarily include introducing broker-individual investors, and financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

As a futures commission merchant, the Company is engaged in brokerage activities whose counterparties primarily include broker-dealers, banks, and other financial institutions. The Company's exposure to credit risk associated with nonperformance of the customers in fulfilling their contractual obligations pursuant to futures transactions can be directly affected by volatile trading markets that may impair the customer's ability to satisfy their obligations to the Company.

The Company does not anticipate nonperformance by clients or counterparties in the preceding situations. If either a customer or a counterparty fails to perform, the Company may be required to discharge the obligation of the nonperforming party and, in such circumstances, the Company may sustain a loss. The Company has a policy of reviewing, as considered necessary, the credit standing of each counterparty with which it conducts business.

[13] Net Capital Requirements

The Company is subject to the minimum capital rules of several commodity regulatory organizations. Under the more restrictive of these rules, the Company is required to maintain "adjusted net capital" equivalent to the greater of $250,000 or 4 percent of its "funds required to be segregated for the net capital computation," as these terms are defined. Adjusted net capital and funds required to be segregated for the net capital computation change from day to day, but at July 31, 1998, the Company had adjusted net capital and adjusted net capital requirements of approximately $2,134,000 and $915,000, respectively. Regulatory net capital requirements may effectively restrict the payment of cash dividends, the repayment of subordinated loans [Note 8], and the withdrawal of capital.

ALARON TRADING CORPORATION
NOTES TO FINANCIAL STATEMENTS, Sheet #6
[Information as of and for the Nine Months ended April 30, 1999 is Unaudited]
--------------------------------------------------------------------------------

[14] Prior Period Adjustment

The Company has recorded an adjustment for an error in initially depreciating its leaseholds improvements over a tax life versus the life of the related lease term. This resulted in the Company understating the depreciation expense for the year ended July 31, 1997 in the amount of $23,182. During the year ended July 31, 1998, the Company recorded a charge of approximately $110,000 to adjust accumulated amortization for lower depreciation expense recorded in prior years. This resulted in an excess charge of approximately $86,817 being incurred in operations for the year ended July 31, 1998. The adjustment did not have any effect on income taxes for the period ended July 31, 1998 and 1997. The balance sheet, statement of operations, stockholders' equity, and cash flow have been restated to reflect this adjustment.

[15] New Authoritative Pronouncements

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.

In February 1998, the FASB issued SFAS No. 132, "Employers Disclosure about Pension and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company.

In June  1998,  the  FASB  issued  SFAS  No.  133,  "Accounting  for  Derivative
Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 is not expected to have a material impact on the Company.

In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprises." SFAS No. 134 is not expected to have a material impact on the Company.

In February 1999, the FASB issued SFAS No. 135, which is a recission of SFAS No. 75, "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Government Units" SFAS No. 135 is not expected to have a material impact on the Company.

The FASB has had on its agenda a project to address certain practice issues regarding Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The FASB plans on issuing various interpretations of APB Opinion No. 25 to address these practice issues. The proposed effective date of these interpretations would be the issuance date of the final Interpretation, which is expected to be in September 1999. If adopted, the Interpretation would be applied prospectively but would be applied to plan modification and grants that occur after December 15, 1998. The FASB's tentative interpretations are as follows:

ALARON TRADING CORPORATION
NOTES TO FINANCIAL STATEMENTS, Sheet #7
[Information as of and for the Nine Months ended April 30, 1999 is Unaudited]
--------------------------------------------------------------------------------


[15] New Authoritative Pronouncements [Continued]

o APB Opinion No. 25 has been applied in practice to include in its definition of employees, outside members of the board or directors and independent contractors. The FASB's interpretation of APB Opinion No. 25 will limit the definition of an employee to individuals who meet the common law definition of an employee [which also is the basis for the distinction between employees and nonemployees in the current U.S. tax code]. Outside members of the board of directors and independent contractors would be excluded from the scope of APB Opinion No. 25 unless they qualify as employees under common law. Accordingly, the cost of issuing stock options to board members and independent contractors not meeting the common law definition of an employee will have to be determined in accordance with FASB Statement No. 123, "Accounting for Stock-Based Compensation," and usually recorded as an expense in the period of the grant [the service period could be prospective, however, depending on the terms of the options].

o Options [or other equity instruments] of a parent company issued to employees of a subsidiary should be considered options, etc. issued by the employer corporation in the consolidated financial statements and accordingly, APB Opinion No. 25 should continue to be applied in such situations. This interpretation would apply to subsidiary companies only; it would not apply to equity method investees or joint ventures.

o If the terms of an option [originally accounted for as a fixed option] are modified during the option term to directly change the exercise price, the modified option should be accounted for as a variable option. Variable grant accounting should be applied to the modified option from the date of the modification until the date of exercise. Consequently, the final measurement of compensation expense would occur at the date of exercise. The cancellation of an option and the issuance of a new option with a lower exercise price shortly thereafter [for example, within six months] to the same individual should be considered in substance a modified [variable] option.

o Additional interpretations will address how to measure compensation expense when a new measurement date is required.

[16] Unaudited Interim Statements

The financial statements as of April 30, 1999 and for the nine months ended April 30, 1999 and 1998 are unaudited; however in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary to make the interim financial statements not misleading have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

[17] Subsequent Events

In February 1999, the Company borrowed $100,000 from a stockholder pursuant to a subordinated loan agreement. The borrowing provides for interest at the rate of 12.50% percent per annum and is scheduled to mature in February 2000. The NFA has approved this borrowing as acceptable regulatory capital.

In April 1999, shareholders of the Company entered into an assignment and contribution agreement with Alaron.com Holding Corporation. This agreement provides for all outstanding common shares of the Company to be transferred to Alaron.com Holding Corporation. Accordingly, the Company will operate as a wholly-owned subsidiary of Alaron.com.


                              . . . . . . . . . . .

We  have   not   authorized   any   dealer,
salesperson or any other person to give any
information or to represent  anything about
this offering  which is not already in this
prospectus.   You  must  not  rely  on  any
unauthorized   information.    This   offer
relates only to our securities described in
this  prospectus.  This  prospectus is only
valid  in  those  jurisdictions  where  our
securities  can be legally  bought or sold.
The   information  in  this  prospectus  is                 ALARON.COM
current as of __________________, 1999.                       HOLDING
                                                            CORPORATION

            TABLE OF CONTENTS
            -----------------

                                         Page
                                         ----

Summary.................................
The Risks You Face......................        1,500,000 Shares of Common Stock
Forward Looking Statements..............
Alaron.com Holding Corporation..........
Use of Proceeds.........................
Dividend Policy.........................
Dilution  ..............................
Capitalization..........................                ----------
Management's Discussion and Analysis
  of Financial Condition and
  Results of Operations.................
Business................................
Management..............................               PROSPECTUS
Principal Stockholders..................
Certain Transactions....................
Description of Securities...............
Shares Eligible for Future Sale.........
Underwriting............................
Legal Matters...........................
Experts   ..............................            NATIONAL SECURITIES
Where You Can Find More Information.....
                                                       CORPORATION


Dealer  Prospectus Delivery Obligation

Until  _____,  1999 (25 days after the date
of this prospectus) all dealers that effect        ______________________, 1999
transactions in these  securities,  whether             ______________
or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its officers and directors to the extent permitted by Subsection 145 of the General Corporation Law of the State of Delaware, which authorizes a corporation to indemnify directors, officers, employees or agents of the Corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subsection 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

         Reference is hereby made to the caption "Management - Limitation of Liability and Indemnification of Directors" in the prospectus which is a part of this Registration Statement for a description of indemnification arrangements between the Company and its directors.

         The form of Underwriting Agreement, included as Exhibit 1.1, provides for indemnification of the Company and certain controlling persons under certain circumstances, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Underwriting Agreement, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 25.          Other Expenses of Issuance and Distribution.

         The estimated expenses of the distribution, all of which are to be borne by the Company, are as follows:


           SEC Registration Fee                                        $  6,755
          *NASD Fee                                                       2,300
          *Nasdaq Fees                                                   10,000
          *Blue Sky Fees and Expenses                                    29,000
          *Transfer Agent Fees                                            5,000
          *Accounting Fees and Expenses                                  45,000
          *Legal Fees and Expenses                                      110,000
          *Underwriters' Non-Accountable Expense Allowance              450,000
          *Printing and Engraving Expenses                               75,000
          *Miscellaneous Fees and Expenses                               66,945
                                                                       --------
              Total                                                    $800,000
                                                                       ========
* All amounts are estimates.

Item 26.    Recent Sales of Unregistered Securities.

         In  December,   1998,  the  Registrant  was  organized  and  filed  its
Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with such organization, Steven A. Greenberg received 3,645,000 shares of the Registrant, Michael A. Greenberg received 801,900 shares of the Registrant, Joel W. Greenberg, as Trustee of the Greenberg Family Trust, received 2,843,100 shares of the Registrant, Carrie A. Greenberg received 810,000 shares of the Registrant, Joel W. Greenberg received 704,349 shares of the Registrant and Barry S. Isaacson received 88,934 shares of the Registrant. All amounts reflect the three-for-two stock split in June, 1999.

         In February, 1999, Steven, Michael and Carrie Greenberg purchased from Robert Stein, now an Associated Person of Alaron Trading, a 65% interest in Limitup.com, Inc., in exchange for an aggregate of 22,500 shares of Alaron.com common stock they owned personally. Before the date of this Prospectus, the Greenberg family contributed their 65% interest in Limitup.com to the Company. As a result, Limitup.com has become the joint venture between the Company and Mr. Stein described in this prospectus.

         In April, 1999, Steven A. Greenberg, Michael A. Greenberg, Carrie A. Greenberg and the Greenberg Family Trust contributed all of the outstanding stock of Alaron Trading Corporation to Alaron.com in a tax-free transfer.

         In May and June, 1999, the Registrant privately sold an aggregate of 656,300 shares (948,450 post-split) of common stock at a price of $6.75 ($4.50 post-split) per share to 43 European investors. None of such shares are registered and, in accordance with the requirements of Regulation S of the Securities and Exchange Commission, such shares cannot be resold in United States markets or to United States citizens for at least one year from their issuance and thereafter they may be sold only if they are registered or are eligible for an exemption from United States registration. Each investor has certified to the Registrant such investor's understanding and agreement to those requirements.

         In connection with the placement, the Registrant paid Robert Stein, the owner of the 35% interest in Limitup.com, a finder's fee of 10% of the gross proceeds ($426,803) and Prime Asset Management AG of Frankfurt, Germany, has received 289,644 shares (434,466 post-split) of the Registrant's common stock as the distributor of the European placement. The shares issued to Prime Asset Management AG are subject to the same Regulation S restrictions on resale as are the shares sold to the 43 investors in Europe.

         Each of the foregoing transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as not involving a public offering, and with respect to the European private placement completed in May and June, 1999, Regulation S under the Securities Act for offers and sales made outside the United States. With respect to each transaction, no person acting on the Registrant's behalf offered or sold securities by means of any form of general solicitation or general advertising.

Item 27.          Exhibits.

  1.1         Form of Underwriting Agreement
 *1.2         Form of Selected Dealers Agreement

  3.1       Certificate of Incorporation of Alaron.com Corporation and amendment thereto
  3.2       By-laws of Alaron.com Corporation
  3.3       Articles  of  Incorporation   of  Alaron  Trading   Corporation  and
            amendment thereto
  3.4       By-laws of Alaron Trading Corporation
  4.1       Form of Certificate for Common Stock of Alaron.com Corporation
  4.2       Form of Representative's Warrant Agreement
  4.3       Form of Escrow Agreement
 *5.1       Opinion and consent of Wolin & Rosen, Ltd.
 10.1       Assignment,  Contribution and Acknowledgment for transfers of shares of Alaron Trading Corporation to Alaron.com Corporation
 10.2       Employment Agreement dated March 1, 1999, between the Registrant and
            Steven A. Greenberg
 10.3       Employment Agreement dated March 1, 1999, between the Registrant and
            Michael A. Greenberg
 10.4       Employment Agreement dated March 1, 1999, between the Registrant and
            Carrie A. Greenberg
 10.5       Employment Agreement dated March 1, 1999, between the Registrant and
            Barry S. Isaacson
 10.6       Employment Agreement dated March 1, 1999, between the Registrant and
            Joel W. Greenberg
 10.7       Omnibus Clearing  Agreement  between Alaron Trading  Corporation and
            The LIT Division of E.D.&F. Man, Inc., dated October 11, 1996
 10.8       Lease  dated  August  1,  1994  for  premises  located  at 822  West
            Washington Blvd.,  Chicago,  Illinois,  between Alaron  Development,
            L.L.C. and Alaron Trading Corporation
 10.9       Lease  dated  October  6, 1997 for  premises  located  at 633 Skokie
            Boulevard,  Northbrook,  Illinois,  between Alanorth, L.L.C. and The
            Takiff Properties Group, Ltd.
 10.10      Lease  dated July 1, 1998 for  premises  located  at 660 S.  Federal
            Highway, Pompano Beach, Florida, between Alaron Development,  L.L.C.
            and Alaron Trading Corporation
 10.11      Lease  dated  September  1, 1998 for  premises  located  at 442 Post
            Street, San Francisco,  California,  between Kinta Haller and Alaron
            Trading Corporation
 10.12      Lease dated  November 1, 1998 for  premises  located at 191 Woodport
            Road,  Sparta,  New  Jersey,  between J&K  Realty,  Inc.  and Alaron
            Trading Corporation
 10.13a     1999 Employee Stock Option Plan
 10.13b     1999 Executive Stock Option Plan
 10.14      Software License  Agreement  between Alaron Trading  Corporation and
            Rolfe & Nolan (USA) Inc. dated January 1, 1998
 10.15      Service   Bureau   Operation   Agreement   between   Alaron  Trading
            Corporation and Rolfe & Nolan (USA), Inc. dated January 1, 1998
 10.16      Form of Guaranteed Introducing Broker Agreement
 10.17a     Cash  Subordinated Loan Agreement and Amendment thereto between Joel
            W. Greenberg and Alaron Trading Corporation dated September 8, 1997
 10.17b     Cash  Subordinated  Loan  Agreement  between Joel W.  Greenberg  and
            Alaron Trading Corp. dated February 16, 1999
 10.18      Limitup.com Share Purchase Agreement
 10.19      Form  of  Regulation  S  Certification  regarding  European  private placement
 10.20      Form  of  Purchaser's   Subscription  and  Acknowledgment  regarding
            European private placement
 21         List of Subsidiaries

 23.1       Consent of Moore Stephens, P.C. (page II - 6)
 23.2       Consent of Wolin & Rosen, Ltd. (included in Exhibit 5.1)
 24.1       Power  of  Attorney  with  respect  to  certain  signatures  in  the
            Registration   Statement  (see   signature   page  to   Registration
            Statement)

--------------------------------------------
* To be filed by Amendment


Item 28.   Undertakings.

         (a) For determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (b) For determining any liability under the Securities Act, the registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         (c) The registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

                  (iii)  to  include   any   additional   or  changed   material
         information on the plan of distribution.

         (d) The registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e) The registrant will provide to the Representative of the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative of the Underwriters to permit prompt delivery to each purchaser.

         (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         (g) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form SB-2 of our report dated February 12, 1999, on our audits of the financial statements of Alaron Trading Corporation and of our report dated February 12, 1999, except for Note 4F as to which the date is June 19, 1999, on our audit of the balance sheet of Alaron.com Holding Corporation. We also consent to the reference to our firm under the caption "Experts."


                                     By:     /s/  Moore Stephens, P.C.
                                        ----------------------------------------
                                                  Moore Stephens, P.C.
                                                  Certified Public Accountants


New York, New York
July 26, 1999

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 27th day of July, 1999.

                                    ALARON.COM  HOLDING CORPORATION

                                    By:___________________________________
                                          Steven A. Greenberg, President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Steven A. Greenberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                               Date
----------                    -----                               ----

_______________________      President and Director               July 27, 1999
Steven A. Greenberg          (Principal Executive Officer)

_______________________      Chairman of the Board                July 27, 1999
Joel W. Greenberg            of Directors

_______________________      Director and Executive Vice          July 27, 1999
Carrie A. Greenberg          President (Principal Financial
                             and Accounting Officer)

_______________________      Director and Chief                   July 27, 1999
Barry S. Isaacson            Operating Officer

_______________________      Director                             July 27, 1999
Mara Greenberg

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 27th day of July, 1999.

                                     ALARON.COM  HOLDING CORPORATION

                                     By:   /s/ Steven A Greenberg
                                        ------------------------------------
                                           Steven A. Greenberg, President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Steven A. Greenberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                              Date
----------                    -----                              ----

 /s/ Steven A. Greenberg      President and Director             July 27, 1999
Steven A. Greenberg           (Principal Executive Officer)

 /s/ Joel W. Greenberg        Chairman of the Board              July 27, 1999
-------------------------
Joel W. Greenberg             of Directors

 /s/ Carrie A. Greenberg      Director and Executive Vice        July 27, 1999
-------------------------     President (Principal Financial
Carrie A. Greenberg           and Accounting Officer)

 /s/ Barry S. Isaacson        Director and Chief                 July 27, 1999
-------------------------     Operating Officer
Barry S. Isaacson

 /s/ Mara  Greenberg
-------------------------      Director                          July 27, 1999
Mara Greenberg

                                                        Registration No.

--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                   -------------------------------------------


                                    EXHIBITS

                                       to

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                       of

                         ALARON.COM HOLDING CORPORATION

                   -------------------------------------------






              As filed with the Securities and Exchange Commission
                                on July 27, 1999




--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

Sequential           Exhibit
Page Number          Number           Document
-----------          ------           --------

                        1.1           Form of Underwriting Agreement
                       *1.2           Form of Selected Dealers Agreement
                        3.1           Certificate of Incorporation of Alaron.com Corporation and amendment thereto
                        3.2           By-laws of Alaron.com Corporation
                        3.3           Articles of Incorporation of Alaron Trading Corporation and amendment thereto
                        3.4           By-laws of Alaron Trading Corporation
                        4.1           Form of Certificate for Common Stock of Alaron.com Corporation
                        4.2           Form of Representative's Warrant Agreement
                        4.3           Form of Escrow Agreement
                       *5.1           Opinion and consent of Wolin & Rosen, Ltd.
                       10.1           Assignment, Contribution and Acknowledgment for transfers of shares of
                                      Alaron Trading Corporation to Alaron.com Corporation
                       10.2           Employment Agreement dated March 1, 1999, between the Registrant and
                                      Steven A. Greenberg
                       10.3           Employment Agreement dated March 1, 1999, between the Registrant and
                                      Michael A. Greenberg
                       10.4           Employment Agreement dated March 1, 1999, between the Registrant and
                                      Carrie A. Greenberg
                       10.5           Employment Agreement dated March 1, 1999, between the Registrant and
                                      Barry S. Isaacson
                       10.6           Employment Agreement dated March 1, 1999, between the Registrant and Joel
                                      W.  Greenberg
                       10.7           Omnibus Clearing Agreement between Alaron Trading Corporation and The
                                      LIT Division of E.D.&F. Man, Inc., dated October 11, 1996
                       10.8           Lease dated August 1, 1994 for premises located at 822 West Washington
                                      Blvd., Chicago, Illinois, between Alaron Development, L.L.C. and Alaron
                                      Trading Corporation
                       10.9           Lease dated October 6, 1997 for premises located at 633 Skokie Boulevard,
                                      Northbrook, Illinois, between Alanorth, L.L.C. and The Takiff Properties
                                      Group, Ltd.
                       10.10          Lease dated July 1, 1998 for premises located at 660 S. Federal Highway,
                                      Pompano Beach, Florida, between Alaron Development, L.L.C. and Alaron
                                      Trading Corporation





Sequential           Exhibit
Page Number          Number           Document
-----------          ------           --------

                       10.11          Lease dated September 1, 1998 for premises located at 442 Post Street, San
                                      Francisco, California, between Kinta Haller and Alaron Trading Corporation
                       10.12          Lease dated November 1, 1998 for premises located at 191 Woodport Road,
                                      Sparta, New Jersey, between J&K Realty, Inc. and Alaron Trading Corporation
                       10.13a         1999 Employee Stock Option Plan
                       10.13b         1999 Executive Stock Option Plan
                       10.14          Software License Agreement between Alaron Trading Corporation and Rolfe
                                      & Nolan (USA) Inc. dated January 1, 1998
                       10.15          Service Bureau Operation Agreement between Alaron Trading Corporation and
                                      Rolfe & Nolan (USA), Inc. dated January 1, 1998
                       10.16          Form of Guaranteed Introducing Broker Agreement
                       10.17a         Cash Subordinated Loan Agreement and Amendment thereto between Joel W.
                                      Greenberg and Alaron Trading Corporation dated September 8, 1997
                       10.17b         Cash Subordinated Loan Agreement between Joel W. Greenberg and Alaron
                                      Trading Corp. dated February 16, 1999
                       10.18          Limitup.com Share Purchase Agreement
                       10.19          Form  of  Regulation  S  Certification   regarding
                                      European  private  placement  10.20  Form of  Purchaser's
                                      Subscription and Acknowledgment regarding European private placement
                       21             List of Subsidiaries
                       23.1           Consent of Moore Stephens, P.C. (page II - 6)
                       23.2           Consent of Wolin & Rosen, Ltd. (included in Exhibit 5.1)
                       24.1           Power of Attorney with respect to certain signatures in the Registration
                                      Statement (see signature page to Registration Statement)

--------------------------------------------

* To be filed by Amendment